                                                                   EXHIBIT 4.C









                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                                     Among

                             UNITED GROCERS, INC.,

                                 as Borrower,

                    UNITED STATES NATIONAL BANK OF OREGON,
                                      and
                         SEATTLE-FIRST NATIONAL BANK,

                                   as Banks,

                                      and

                          SEATTLE-FIRST NATIONAL BANK

                                   as Agent

                          __________________________

                                  $85,000,000
                          __________________________

                                 May 31, 1995

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                          Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 1     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 2

      1.01    Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.02    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . .11

Section 2     REPRESENTATIONS & WARRANTIES . . . . . . . . . . . . . . . . .11

      2.01    Incorporation, etc . . . . . . . . . . . . . . . . . . . . . .11
      2.02    Qualification. . . . . . . . . . . . . . . . . . . . . . . . .11
      2.03    Authorization. . . . . . . . . . . . . . . . . . . . . . . . .11
      2.04    Delivery of Documents. . . . . . . . . . . . . . . . . . . . .11
      2.05    Valid and Binding Obligations. . . . . . . . . . . . . . . . .11
      2.06    Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
      2.07    No Violation of Agreement or Law . . . . . . . . . . . . . . .12
      2.08    Insolvency, etc. . . . . . . . . . . . . . . . . . . . . . . .12
      2.09    Financial Information. . . . . . . . . . . . . . . . . . . . .12
      2.10    Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . .12
      2.11    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .13
      2.12    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
      2.13    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
      2.14    Law Compliance . . . . . . . . . . . . . . . . . . . . . . . .14
      2.15    Federal Reserve Regulations. . . . . . . . . . . . . . . . . .14
      2.16    Title to Properties; Liens . . . . . . . . . . . . . . . . . .14
      2.17    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .14
      2.18    Environmental and Safety Health Matters. . . . . . . . . . . .14
      2.19    Continued Effectiveness:  Reaffirmation. . . . . . . . . . . .15

Section 3     CONDITIONS PRECEDENT TO ADVANCES . . . . . . . . . . . . . . .15

      3.01    Conditions Precedent to the Effective Date . . . . . . . . . .15

Section 4     REVOLVING AND OPERATING LINES OF CREDIT. . . . . . . . . . . .16

      4.01    The Revolving Line Commitments . . . . . . . . . . . . . . . .16
      4.02    The Operating Line Commitments . . . . . . . . . . . . . . . .17
      4.03    Requesting Revolving and Operating Advances. . . . . . . . . .18
      4.04    Funding Revolving and Operating Advances . . . . . . . . . . .18
      4.05    Interest Options . . . . . . . . . . . . . . . . . . . . . . .19
      4.06    Repayment Promise. . . . . . . . . . . . . . . . . . . . . . .19
      4.07    Special BA Loan Provisions . . . . . . . . . . . . . . . . . .19
      4.08    Agent's Fee. . . . . . . . . . . . . . . . . . . . . . . . . .20
      4.09    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . .20

Section 5     U. S. BANK OVERNIGHT LINE OF CREDIT. . . . . . . . . . . . . .21

      5.01    The Loans. . . . . . . . . . . . . . . . . . . . . . . . . . .21
      5.02    Requesting Overnight Advances. . . . . . . . . . . . . . . . .21
      5.03    Funding Overnight Advances; Reporting Requirements.21
      5.04    Interest Options . . . . . . . . . . . . . . . . . . . . . . .22
      5.05    Repayment Promise. . . . . . . . . . . . . . . . . . . . . . .22
      5.06    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . .22

Section 6     PAYMENT PROVISIONS APPLICABLE TO ALL BANKS . . . . . . . . . .22

      6.01    Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . .22
      6.02    Additional Payment in the Event of Prepayment or Failure to
              Borrow or Prepay . . . . . . . . . . . . . . . . . . . . . . .23
      6.03    Change in Circumstances. . . . . . . . . . . . . . . . . . . .23
      6.04    Increased Costs. . . . . . . . . . . . . . . . . . . . . . . .24
      6.05    Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . .25
      6.06    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . .25
      6.07    Authorized Officers. . . . . . . . . . . . . . . . . . . . . .25
      6.08    Binding Requests . . . . . . . . . . . . . . . . . . . . . . .26
      6.09    The Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .26
      6.10    Manner of Payments . . . . . . . . . . . . . . . . . . . . . .27
      6.11    Application of Proceeds. . . . . . . . . . . . . . . . . . . .27

Section 7     BORROWER'S COVENANTS . . . . . . . . . . . . . . . . . . . . .31

      7.01    Preservation of Corporate Existence, Etc.. . . . . . . . . . .31
      7.02    Compliance with Laws . . . . . . . . . . . . . . . . . . . . .31
      7.03    Other Obligations. . . . . . . . . . . . . . . . . . . . . . .31
      7.04    Visitation; Records. . . . . . . . . . . . . . . . . . . . . .31
      7.05    Financial Information. . . . . . . . . . . . . . . . . . . . .32
      7.06    Notification . . . . . . . . . . . . . . . . . . . . . . . . .32
      7.07    Additional Payments; Additional Acts . . . . . . . . . . . . .33
      7.08    Working Capital. . . . . . . . . . . . . . . . . . . . . . . .33
      7.09    Funded Debt. . . . . . . . . . . . . . . . . . . . . . . . . .33
      7.10    Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . .34
      7.11    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
      7.12    Minimum Capital and Subordinated Debt. . . . . . . . . . . . .35
      7.14    Liquidation, Merger, Sale of Assets, Etc.. . . . . . . . . . .35
      7.15    Contingent Indebtedness. . . . . . . . . . . . . . . . . . . .36
      7.16    Transactions with or by Affiliates . . . . . . . . . . . . . .36
      7.17    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . .37
      7.18    No Name Change, Etc. . . . . . . . . . . . . . . . . . . . . .37
      7.19    Relocation of Offices. . . . . . . . . . . . . . . . . . . . .37
      7.20    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .37
      7.21    Amendments to Private Placement; Prepayments of Private
              Placement. . . . . . . . . . . . . . . . . . . . . . . . . . .37
      7.22    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .37
      7.23    Maintenance of Property. . . . . . . . . . . . . . . . . . . .38
      7.24    Insurance Company. . . . . . . . . . . . . . . . . . . . . . .38

Section 8     DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . .38

      8.01    Payment Failure. . . . . . . . . . . . . . . . . . . . . . . .38
      8.02    Performance Failure. . . . . . . . . . . . . . . . . . . . . .38
      8.03    Misrepresentation. . . . . . . . . . . . . . . . . . . . . . .38
      8.04    Judgments; Attachment. . . . . . . . . . . . . . . . . . . . .39
      8.05    Government Action. . . . . . . . . . . . . . . . . . . . . . .39
      8.06    Voluntary Bankruptcy . . . . . . . . . . . . . . . . . . . . .39
      8.07    Involuntary Bankruptcy . . . . . . . . . . . . . . . . . . . .39
      8.08    Insolvency . . . . . . . . . . . . . . . . . . . . . . . . . .40
      8.09    Change in Control. . . . . . . . . . . . . . . . . . . . . . .40
      8.10    Validity Contest . . . . . . . . . . . . . . . . . . . . . . .40
      8.11    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
      8.12    Cross-Default. . . . . . . . . . . . . . . . . . . . . . . . .40
      8.13    Insurance Claim. . . . . . . . . . . . . . . . . . . . . . . .40

Section 9     REMEDIES ON DEFAULT. . . . . . . . . . . . . . . . . . . . . .41

      9.01    Termination. . . . . . . . . . . . . . . . . . . . . . . . . .41
      9.02    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . .41
      9.03    Specific Remedies. . . . . . . . . . . . . . . . . . . . . . .41

Section 10    AGENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

      10.01   Appointment; Successor Agent . . . . . . . . . . . . . . . . .42
      10.02   Immunities . . . . . . . . . . . . . . . . . . . . . . . . . .42
      10.03   Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . .43
      10.04   Rights as a Lender . . . . . . . . . . . . . . . . . . . . . .43
      10.05   Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . .44
      10.06   Indemnification. . . . . . . . . . . . . . . . . . . . . . . .44
      10.07   Non-Reliance on Agent. . . . . . . . . . . . . . . . . . . . .44
      10.08   Failure to Act . . . . . . . . . . . . . . . . . . . . . . . .45
      10.09   Records. . . . . . . . . . . . . . . . . . . . . . . . . . . .45
      10.10   Satisfaction of Loans. . . . . . . . . . . . . . . . . . . . .45
      10.11   Information. . . . . . . . . . . . . . . . . . . . . . . . . .45

Section 11    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .45

      11.01   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .45
      11.02   Successors and Assigns . . . . . . . . . . . . . . . . . . . .46
      11.03   Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . .46
      11.04   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .46
      11.05   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . .46
      11.06   Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . .46
      11.07   Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .46
      11.08   Complete and Final Agreement . . . . . . . . . . . . . . . . .46
      11.09   Modifications, Consents and Waivers. . . . . . . . . . . . . .46
      11.10   Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . .47
      11.11   Governing Law; Jurisdiction; Attorney Fees . . . . . . . . . .47
      11.12   Consent to Jurisdiction; Waiver of Immunities. . . . . . . . .47
      11.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . .48
      11.14   Other Debt . . . . . . . . . . . . . . . . . . . . . . . . . .48
      11.15   Computation of Time Periods. . . . . . . . . . . . . . . . . .48
      11.16   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .48
      11.17   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .48

Exhibit A         Banker's Acceptance Agreement
                  Schedule 1 Confirmation

Exhibit B         Officers Authorized to Request Advances

Exhibit C-1       Revolving Line Note (Seafirst)
         C-2      Revolving Line Note (U. S. Bank)

Exhibit D-1       Operating Line Note (Seafirst)
         D-2      Operating Line Note (U. S. Bank)

Exhibit E         Overnight Line Note (U. S. Bank)

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT




Dated:        As of May 31, 1995.

Among: UNITED GROCERS, INC., an Oregon corporation ("Borrower"), whose address is 6433 S.E. Lake Road, P.O. Box 22187, Milwaukee, Oregon 97222,

              UNITED STATES NATIONAL BANK OF OREGON, a national banking association ("U.S. Bank"), whose address is 321 S.W. Sixth Avenue, P.O. Box 4412, Portland, Oregon 97208,

              SEATTLE-FIRST NATIONAL BANK, a national banking association ("Seafirst"), whose address is 12th Floor, 701 Fifth Avenue, P.O. Box 94010, Seattle, Washington 98124, and

              SEATTLE-FIRST NATIONAL BANK, a national banking association, in its capacity as agent for U.S. Bank and Seafirst ("Agent") whose address is 16th Floor, 701 Fifth Avenue, Seattle, Washington, 98104.

                                   RECITALS

              A. Borrower is primarily in the business of selling food products and other miscellaneous items to its shareholder members who operate retail grocery stores. Borrower requires various credit facilities for its day to day business affairs and operations.

              B. On July 31, 1991, Borrower, Banks, Security Pacific Bank Oregon, and Agent entered into a Credit Agreement providing for a combined Total Commitment of $80,000,000. From time to time thereafter, the parties thereto amended the Credit Agreement with the last such amendment being Amendment No. 10 to Credit agreement and Amendment to Revolving Line Notes and Operating Line Notes executed by and between the parties hereto and dated as of April 28, 1995. Such Credit Agreement as amended is hereinafter referred to as the "Prior Credit Agreement."

              C. As of April 20, 1993, the parties hereto and Bank of America Oregon executed Amendment No. 4 to Credit Agreement. At that time, Bank of America Oregon was the successor in interest to Security Pacific Bank Oregon. As of May 28, 1993, all of the rights and obligations of Bank of America Oregon were assigned to and assumed by Bank of America NT&SA, a national banking association. As of January 28, 1994, the loans and other advances made by Bank of America NT&SA were repaid in full and Bank of America NT&SA was released from all further obligations under the Prior Credit Agreement.

              D. The parties hereto now desire to amend and restate the Prior Credit Agreement to extend the applicable Maturity Dates by one additional year and to make certain other changes all as set forth below.

              NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Prior Credit Agreement in its entirety as of the date hereof.

                                   Section 1

                                  DEFINITIONS

              1.01 Defined Terms. For purposes of this Agreement, the following terms have the following meanings:

              Acceptance Commission means an amount equal to the face amount of a Banker's Acceptance multiplied by the Acceptance Commission Rate multiplied by a fraction of which the numerator is the actual number of days from creation of such Banker's Acceptance to its maturity and the denominator is 360 (to reflect a computation on the basis of a 360-day year).

              Acceptance Commission Rate means with respect to a Banker's Acceptance, a rate per annum of seventy-five (75) basis points (three-fourths of one percent).

              Advance means any advance of funds by the Banks, or any of them individually, to, or for the account of, Borrower pursuant to this Agreement, and refers to any Revolving Advance (which may be a Seafirst Prime Loan or a LIBOR Loan), any Operating Advance (which may be a Seafirst Prime Loan, a LIBOR Loan or a BA Loan) and any Overnight Advance (which may be a U.S. Bank Prime Loan or an Interim Loan).

              Affiliate has the meaning set forth in Section 7.16.

              Agent means Seattle-First National Bank and any successor Agent selected in accordance with Section 10.01(b).

              BA Loan means an Advance to which the BA Rate of interest is applicable.

              BA Rate means a rate of interest per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the higher of (a) the rate per annum quoted by U.S. Bank on the date of the BA Loan for discounting a Banker's Acceptance, or (b) the rate per annum quoted by Seafirst on the date of the BA Loan for discounting a Banker's Acceptance.

              Banker's Acceptance means an Eligible Draft (as defined in the Banker's Acceptance Agreement), with a term not to exceed 92 days' sight, drawn by Borrower and accepted by U.S. Bank or Seafirst pursuant to this Agreement and the related Banker's Acceptance Agreement.

              Banker's Acceptance Agreement means that certain Amended and Restated Banker's Acceptance Agreement executed as of the date hereof substantially in the form of Exhibit A attached hereto.

              Banking Day means a day on which banks are not required or authorized to close in Seattle, Washington or Portland, Oregon, and, if the applicable Banking Day relates to any LIBOR Loans, in which dealings are carried on in the London interbank market.

              Banks means Seafirst and U.S. Bank and their respective successors and assigns.

              Code means the United States Internal Revenue Code of 1986.

              Consolidated Net Tangible Assets has the meaning set forth in
Section 7.11.

              Contingent Indebtedness has the meaning set forth in
Section 7.15.

              Controlled Group means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under co=on control which, together with Borrower are treated as a single employer under Section 414(b) or Section 414(c) of the Code.

              Default means any of the events of default specified in
Section 8 of this Agreement.

              Default Rate means the Interest Rate applicable to each outstanding Advance from the time of a Default and which equals the Interest Rate applicable to each outstanding Advance plus 200 basis points (2 percent).

              ERISA means the Employee Retirement Income Security Act of 1974, as amended.

              Fixed Charge Coverage has the meaning set forth in
Section 7.10.

              Fixed Charges has the meaning set forth in Section 7.10.

              Funded Debt has the meaning set forth in Section 7.09.

              Government Approval means an approval, permit, license, franchise, right, privilege, authorization, certificate, exemption or consent of, or granted by, any Government Authority.

              Government Authority means the government of the United States of America, any state or any foreign country, or any political subdivision thereof or any branch, department, agency,, instrumentality, court, tribunal, or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing entities.

              Incipient Default means an event or act which would, with the passage of time and/or the giving of notice, constitute a Default.

              Indebtedness means for any Person (including Borrower)

              (a) all items which in accordance with generally accepted accounting principles and practices would be included in determining total liabilities, other than partners' equity, capital stock, surplus or general contingency or deferred tax reserves, as shown on the liability side of a consolidated balance sheet of such Person as of the date the liabilities are determined,

              (b) indebtedness secured by any Lien against the assets of the Person or of any other Person directly or indirectly controlling, controlled by, or under common control with the Person, whether or not the indebtedness is assumed,

              (c) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which the Person, or any other Person directly or indirectly controlling, controlled by, or under common control with the Person, is directly liable as obligor, guarantor, or otherwise, or with respect to which the Person or such other Person otherwise assures a creditor against loss, and

              (d) any other indebtedness or liability of the Person or of any other Person directly or indirectly controlling, controlled by, or under common control with the Person, under leases which have been or should be recorded as capital leases.



              Interest Period means

              (a) for a BA Loan, a period commencing on the date of the Advance and expiring no more than 92 days thereafter as selected by Borrower,

              (b) for a LIBOR Loan which is a Revolving Advance, a period commencing on the date of the Advance and expiring one (1), two (2), three (3) or six (6) months later as selected by Borrower,

              (c) for a LIBOR Loan which is an Operating Advance or an Overnight Advance, a period commencing on the date of the Advance and expiring one (1), two (2) or three (3) months later as selected by Borrower,

              (d) for a Prime Loan, a period commencing on the date of the Advance and expiring on repayment thereof, and

              (e) for an Interim Loan, a period commencing on the date of the Advance and expiring one Banking Day later.

Notwithstanding the foregoing, Borrower may not select an Interest Period for any Advance extending beyond the applicable Maturity Date.

              Interest Rate means the interest rate (i.e., the BA Rate, the LIBOR Rate, the Seafirst Prime Rate, the U.S. Bank Prime Rate, or the Interim
Rate) selected by Borrower to be applicable to an Advance for the Interest Period selected by Borrower, and, in the case of amounts not paid when due, the Default Rate. The Interest Rate shall be fixed for the entire Interest Period for BA Loans, LIBOR Loans, and Interim Loans. In the event Borrower does not select an Interest Rate and Interest Period prior to a Revolving Advance or an Operating Advance, the Seafirst Prime Rate automatically shall be the applicable Interest Rate. In the event Borrower does not select an Interest Rate and Interest Period prior to an Overnight Advance, the U.S. Bank Prime Rate automatically shall be the applicable Interest Rate.

              Interim Loan means an Advance to which the Interim Rate is applicable.

              Interim Rate means, for the first day of any Interest Period, an interest rate expressed as an interest rate per annum which is equal to the rate of interest established from time to time by U.S. Bank as its "overnight money market rate" effective as of 10:00 A.M. as of the first day of any Interest Period for loans of a maturity and an amount similar to the indicated Interim Loan, plus seventy-five (75) basis points (three-fourths of one percent).

              LIBOR Loan means an Advance to which the LIBOR Rate of interest is applicable.

              LIBOR Rate means a rate of interest per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which is seventy-five (75) basis points (three-fourths of one percent) in excess of the Euro-dollar Rate in effect for the applicable Interest Period, as adjusted to take into account from time to time the cost to maintain any reserves, special deposit insurance or similar expenses if incurred as described in Section 6.04 of this Agreement.

              The "Euro-dollar Rate" will be determined on the basis of the offered rate for deposits in U.S. Dollars for the applicable Interest Period commencing on the first day of such applicable Interest Period (the "Reset Date") which appears on the display designated as the "LIBO" page on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 o'clock a.m., London time, for deposits in amounts equal to the applicable Loan for the applicable Interest Period, on the day that is two Banking Days preceding the Reset Date. If at least two such offered rates appear on such Reuter's screen LIBO page, the Euro-dollar Rate in respect of that Reset Date will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the Euro-dollar Rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks (selected by the Agent) in the London interbank market at approximately 11:00 o'clock a.m., London time, on the day that is two Banking Days preceding the Reset Date to prime banks in the London interbank market for deposits in amounts equal to the applicable Loan for the applicable Interest Period. The Agent will request the principal London office of each of the four banks to provide a quotation of its rate. If at least two such quotations are provided, the Euro-dollar Rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Euro-dollar Rate in respect of that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City (selected by the Agent) at approximately 11:00 o'clock a.m., New York City time, on that Reset Date for loans in U.S. Dollars in an amount equal to the applicable Loan to leading banks in Europe for the applicable Interest Period.

              Lien means, for any Person, any security interest, pledge, mortgage, trust deed, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution, or other voluntary or involuntary lien upon or affecting the revenues of that Person or any real or personal property in which that Person has, or hereafter acquires, an interest.

              Loan Documents means this Agreement, the Notes, the Banker's Acceptance Agreement and the drafts provided for therein, the corporate certificates and resolutions of Borrower required hereunder, and any other documents that the Banks may reasonably require to evidence the credit facilities herein provided for.

              Loans means all BA Loans, Interim Loans, LIBOR Loans, and Prime Loans made under this Agreement.

              Margin Stock has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

              Maturity Date means the following:

              (i)  with respect to the Overnight Loans, April 30, 1996,

              (ii)  with respect to the Operating Loans, April 30, 1996, and

              (iii)  with respect to the Revolving Loans, April 30,
      1997.

              Members' Equity has the meaning set forth in Subsection 7.09.

              Notes means the Revolving Line Notes, the Operating Line Notes and the Overnight Line Note, together with all amendments, modifications and renewals thereof.

              Occupational Safety and Health Law means the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

              Operating Advance has the meaning set forth in Section 4.02. Operating Line Commitment has the meaning set forth in Section 4.02.

              Operating Line Notes has the meaning set forth in Section 6.09.

              Operating Line of Credit means the operating line of credit provided pursuant to Section 4.02.

              Operating Loan means a Loan made pursuant to Section 4.02.

              Overnight Advance has the meaning set forth in Section 5.01.

              Overnight Line Commitment has the meaning set forth in
Section 5.01.

              Overnight Line Note has the meaning set forth in Section 6.09.

              Overnight Line of Credit means the overnight line of credit provided pursuant to Section 5.01.

              Overnight Loan means a Loan made pursuant to Section 5.01.

              PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              Person means an individual, corporation, partnership, trust, unincorporated association, or a Government Authority.

              Plan shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower or any member of a Controlled Group for employees of Borrower or any member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or other arrangement under which more than one employer makes contributions and to which Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

              Portfolio Loss Factor has the meaning set forth in
Section 7.15.

              Prime Loan means a Seafirst Prime Loan or a U.S. Bank Prime
Loan.
              Private Placement Agreement means any agreement currently existing or hereafter entered into by Borrower for the private placement of debt securities issued by Borrower.

              Requirement of Law means, with respect to any Person, the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, order, restriction, directive, judgment, decree, injunction, writ, regulation, or a final and binding determination of an arbitrator or a determination of any Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              Requisite Banks means Banks having at least 66 2/3% of the Total Commitment.

              Revolving Advance has the meaning set forth in Section 4.01.

              Revolving Line Commitment has the meaning set forth in
Section 4.01.

              Revolving Line Notes has the meaning set forth in Section 6.09.

              Revolving Line of Credit means the revolving line of credit provided pursuant to Section 4.01.

              Revolving Loan means a Loan made pursuant to Section 4.01.

              Risk Based Capital Rules means any rules or regulations adopted pursuant to the report entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices, including without limitation, changes to Regulation H and Regulation Y of the Board of Governors of the Federal Reserve System issued by such Board on January 19, 1989, and regulations of the Office of the Comptroller of the Currency, 12 CFR Part 3, Appendix A, issued by such Office on February 3, 1989, and any succeeding rule or regulation.

              Seafirst Prime Loan means a Prime Loan bearing interest at the Seafirst Prime Rate.

              Seafirst Prime Rate means a rate of interest per annum
(computed on the basis of the actual number of days elapsed over a year of 360 days) which is equal to the rate of interest advertised and published from time to time by Seafirst as its "prime rate of interest." This published rate of interest is not necessarily the lowest or best rate of interest made available by Seafirst to its most creditworthy customers and no representation, express or implied, is made with respect thereto. The Seafirst Prime Rate will fluctuate contemporaneously with, and to the full extent of, any change in Seafirst's published prime rate of interest.

              Subordinated Debt has the meaning set forth in Subsection 7.09.

              Taxes means any taxes, assessments, duties, levies or other charges or impositions of any Government Authority on a Person or its assets, income or franchises, and any interest or penalty related thereto.

              Total Capitalization has the meaning set forth in Section 7.09.

              Total Commitments means the sum of the Total Operating Line Commitment, the Overnight Line Commitment and the Total Revolving Line Commitment and is equal to Eighty-five Million Dollars ($85,000,000).

              Total Operating Line Commitment means the sum of the Operating Line Commitments of both Banks and is equal to Thirtyseven Million Five Hundred Thousand Dollars ($37,500,000).

              Total Revolving Line Commitment means the sum of the Revolving Line Commitment of both Banks and is equal to Thirtyseven Million Five Hundred Thousand Dollars ($37,500,000).

              UCC means the Uniform Commercial Code as adopted and in effect in Washington.

              Unfunded Vested Liability shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested non-forfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of the Controlled Group to the PBGC of the Plan under Title IV of ERISA.

              U.S. Bank Prime Loan means a Prime Loan bearing interest at the U.S. Bank Prime Rate.

              U.S. Bank Prime Rate means a rate of interest per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which is equal to the rate of interest advertised and published from time to time by U.S. Bank as its "prime rate of interest." This published rate of interest is not necessarily the lowest or best rate of interest made available by U.S. Bank to its most creditworthy customers and no representation, express or implied, is made with respect thereto. The U.S. Bank prime rate will fluctuate contemporaneously with, and to the full extent of, any change in U.S. Bank's published prime rate of interest.

              1.02 Accounting Terms. Accounting terms not specifically defined shall be construed, and all accounting procedures performed, in accordance with generally accepted accounting principles and practices consistently applied.

                                   SECTION 2

                         REPRESENTATIONS & WARRANTIES

              Borrower makes the following representations and warranties to induce the Banks to enter into this Agreement and to provide the credit facilities herein provided:

              2.01 Incorporation, etc. Borrower is a duly incorporated and organized Oregon corporation in good standing. Borrower has the lawful power and authority to own and lease its assets, to engage in the business and affairs it now conducts and to execute, deliver and perform its obligations in accordance with this Agreement.

              2.02 Qualification. Borrower is duly qualified and in good standing as a foreign corporation in any and all jurisdictions, domestic or foreign, where the ownership or leasing of assets or the nature of its business and affairs makes such qualification necessary, except where the failure to be so qualified will not have a material adverse impact on the business, affairs or assets of Borrower.

              2.03 Authorization. Borrower has been duly authorized by its board of directors, and, if necessary under its bylaws or applicable law, by its shareholders to enter into this Agreement, to execute and deliver the Notes and the other Loan Documents, to make these representations and warranties and to pay and perform its debts and obligations to the Banks in accordance with the terms and conditions of this Agreement, the Notes, and the other Loan Documents.

              2.04 Delivery of Documents. Borrower will execute and deliver the Notes and the other Loan Documents herein required promptly when required to do so by this Agreement.

              2.05 Valid and Binding Obligations. This Agreement is, and the Notes and all other Loan Documents, when executed and delivered to the Banks, will be the valid and binding obligations of Borrower enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws or general principles of equity affecting creditors' rights generally.

              2.06 Consent. No consent or approval of any trustee or holder of any Indebtedness or obligation of Borrower and no Government Approval will be necessary in connection with the execution, delivery or performance by Borrower of this Agreement, the Notes, and the other Loan Documents or its obligations thereunder.

              2.07 No Violation of Agreement or Law. Neither the execution, delivery or performance of this Agreement, the Notes, and the other Loan Documents nor the repayment of Advances pursuant to this Agreement, the Notes, and the other Loan Documents will be a default or an act which but for the passage of time or the giving of notice, or both would be a default under any other agreement to which Borrower is a party or may be bound, or will constitute a violation of any Requirement of Law that may materially affect Borrower or its business and affairs.

              2.08 Insolvency, etc. Borrower is not insolvent or the subject of any receivership, reorganization or liquidation under any federal or state law.

              2.09 Financial Information. The financial statements and other information previously provided by Borrower to the Banks (or any one of them) with respect to Borrower are true, complete and correct in all material respects, accurately state the financial condition of Borrower as of the dates thereof and no material adverse change has occurred in the financial condition or business prospects of Borrower since preparation of Borrower's December 30, 1994, financial statement that could or may adversely affect the ability of Borrower to repay its debts to the Banks, or that could or may adversely affect Borrower's ability to perform its other obligations as stated in this Agreement, the Notes, and the other Loan Documents.

              2.10 Litigation; Adverse Facts. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of Borrower) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties which would materially adversely affect Borrower's ability to perform its obligations under this Agreement, the Notes, and other Loan Documents, and there is no basis known to Borrower for any action, suit or proceeding. To its knowledge and belief Borrower is not (i) in violation of any applicable Requirement of Law which materially adversely affects or may materially adversely affect the ability of Borrower to perform its obligations hereunder, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any Government Authority, which would materially and adversely affect the ability of Borrower to perform its obligations hereunder. There is no action, suit, proceeding or investigation pending or, to the knowledge of Borrower, threatened against or affecting Borrower which would affect the validity or the enforceability of this Agreement, the Notes or the other Loan Documents.

              2.11 Indebtedness. Borrower is not now in default in the payment of principal or interest of any Indebtedness of Borrower the aggregate amount of which exceeds $1,000,000.

              2.12 Taxes. Borrower has filed all tax returns required by law to be filed and has paid all Taxes due from Borrower except those not yet due and those being or about to be contested in good faith by appropriate means and with adequate reserves for payment having been established.

              2.13      ERISA.

              (a) Vested Benefits. The present value of all benefits vested under all Plans did not, as of the most recent valuation date of such Plans, exceed the value of the assets of the Plans allocable to such vested benefits by an amount which would represent a potential material liability of Borrower and its consolidated subsidiaries or affect materially the ability of Borrower to perform this Agreement, the Notes and the other Loan Documents.

              (b) Prohibited Transactions. To the best of Borrower's knowledge, no plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section406 or Section2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section502 or Section2003(a) of ERISA.

              (c) Reportable Events. There have been no "reportable events" (as that term is defined in Section4043 of ERISA) whether or not waived, since the effective date of ERISA.

              (d) Funding Deficiency. No Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

              (e) Violation of Code. The required allocations and contributions of all Plans will not violate Section 415 of the Code.

              2.14 Law Compliance. Borrower is in compliance with all applicable federal and state laws (including federal and state anti-trust laws and laws relating to the environment and to the safety of the workplace) the noncompliance with which could singly or in the aggregate have a material adverse impact on the business, affairs, assets, financial condition or business prospects of Borrower.

              2.15 Federal Reserve Regulations. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

              2.16 Title to Properties; Liens. Borrower has good, sufficient and legal title to all the properties and assets reflected in its audited consolidated balance sheet dated as of December 30, 1994, except for assets acquired or disposed of in the ordinary course of business since the date of such audited consolidated balance sheet. Except as permitted hereunder, all such properties and assets are free and clear of Liens.

              2.17 Disclosure. No representation or warranty of Borrower contained in this Agreement or any other document, certificate or written statement furnished to the Banks by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading.
There is no fact known to Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of Borrower, taken as a whole, which has not been disclosed herein or pursuant hereto or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

              2.18 Environmental and Safety Health Matters. To the best knowledge of Borrower, Borrower is in compliance with all environmental laws and Occupational Safety and Health Laws where failure to comply could have a material adverse effect on the ability of Borrower to perform its obligations hereunder. Borrower has not received notice of any claims that it is not in compliance in all material respects with the environmental laws where failure to comply could have a material adverse effect on the ability of Borrower to perform its obligations hereunder.

              2.19 Continued Effectiveness: Reaffirmation. The foregoing representations and warranties are now true in all material respects and, except as herein provided, will continue to be true in all material respects until all Indebtedness and obligations of Borrower to the Banks are fully paid and discharged. Borrower further represents and warrants to Agent and each Bank that as of the date of this Agreement all representations and warranties made or deemed made pursuant to the Prior Credit Agreement were true and correct on and as of each date when made or deemed made thereunder and that as of the moment immediately prior to this Agreement becoming effective, there was no Default or Incipient Default (as such words were defined in the Prior Credit Agreement) which had occurred and was continuing under the Prior Credit Agreement. Each time Borrower requests an Advance and each time Borrower accepts an Advance hereunder, Borrower shall be deemed to have reaffirmed the accuracy and completeness of the foregoing representations and warranties, and with respect to any BA Loans, the representations and warranties contained in the Banker's Acceptance Agreement, and Borrower shall be deemed to have certified that Borrower is in every respect in compliance with this Agreement, the Notes and the other Loan Documents, and that there then exists no Default or Incipient Default.


                                   SECTION 3

                       CONDITIONS PRECEDENT TO ADVANCES

              3.01 Conditions Precedent to the Effective Date. The obligation of any Bank to make any Advance is subject to fulfillment of the following conditions:

              (a) Delivery of Loan Documents. Borrower has executed and delivered all Loan Documents, including such certificates of good standing and duly adopted director resolutions as the Banks may reasonably require to establish to the Banks' reasonable satisfaction the corporate organization, qualification and authority of Borrower to enter into, and to pay and perform its Indebtedness and obligations to the Banks as stated in this Agreement.

              (b) Legal opinion. Counsel to Borrower reasonably acceptable to the Banks has rendered a written opinion to the Banks that (i) Borrower is a duly organized Oregon corporation in good standing in Oregon and duly qualified and in good standing as a foreign corporation in Washington and California, (ii) Borrower has been duly authorized to execute and deliver this Agreement, the Notes, the Banker's Acceptance Agreement, and the other Loan Documents, and to pay and perform its Indebtedness and obligations as stated therein, and (iii) this Agreement, the Notes, the Banker's Acceptance Agreement, and the other Loan Documents, which shall be listed in the opinion, are the valid and binding obligations of Borrower enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws or general principles of equity affecting creditors' rights generally.

              (c) Defaults, Etc. At the date of such Advance no Default or Incipient Default shall have occurred and be continuing or will have occurred as a result of the making of such Advance and the representations and warranties set forth in Section 2 shall be true on and as of such date with the same force and effect as if made on and as of such date. On the request of Agent, Borrower shall, through a duly authorized officer, provide a certificate to evidence compliance with this condition.

              (d) Prior to Maturity Date. Each Advance is requested prior to the applicable Maturity Date.

              (e) Other Information. Banks shall have received such other statements, opinions, certificates, documents and information with respect to the matters contemplated by this Agreement as any Bank may reasonably request.

                                   SECTION 4

                    REVOLVING AND OPERATING LINES OF CREDIT

              4.01 The Revolving Line Commitments. Subject to the prior satisfaction of the conditions set forth in Section 3, each Bank severally agrees on the terms and conditions of this Agreement to make Advances (the "Revolving Advances") in the principal amount equal to such Bank's applicable percentage of the Total Revolving Line Commitment set forth below (such Bank's "Revolving Line Commitment") available to Borrower from time to time on any Banking Day during the period beginning on the date hereof and ending on the earlier of the applicable Maturity Date or the termination of the Commitment pursuant to Section 9.01 (the "Revolving Line Commitment Period").
                                                Percentage
                  Lender                        Interest

              Seattle-First
                National Bank                         50%

              U.S. National Bank
                  of Oregon                           50%

            As this Commitment is for a revolving line of credit, Borrower may receive Advances, repay them, and receive additional Advances at all times until the applicable Maturity Date as long as the aggregate of the Revolving Advances outstanding at any one time from the Banks does not exceed the Total Revolving Line Commitment and no Default or Incipient Default shall have occurred. All Revolving Advances shall be made by the Banks through the Agent, pro rata, in the same proportion that the Banks' respective Revolving Line Commitments bear to the Total Revolving Line Commitment, and all repayments shall be made through the Agent in accordance with Section 6.11. In no event shall any Bank be required to have aggregate Revolving Advances outstanding at any one time in excess of its Revolving Line Commitment.

            4.02 The Operating Line Commitments. Subject to the prior satisfaction of the conditions set forth in Section 3, each Bank severally agrees on the terms and conditions of this Agreement to make Advances (the "Operating Advances") in the principal amount to such Bank's applicable percentage of the Total Operating Line Commitment set forth below (such Bank's "Operating Line Commitment") available to Borrower from time to time on any Banking Day during the period beginning on the date hereof and ending on the earlier of the applicable Maturity Date or the termination of the Commitment pursuant to Section 9.01 (the "Operating Line Commitment Period").

                                          Percentage
            Lender                        Interest

            Seattle-First
             National Bank                      50%

            U.S. National Bank
             of Oregon                    50%

            As this Commitment is for a revolving line of credit, Borrower may receive Advances, repay them, and receive additional Advances at all times until the applicable Maturity Date as long as the aggregate of the Operating Advances outstanding at any one time from the Banks does not exceed the Total Operating Line Commitment, and no Default or Incipient Default shall have occurred. All Operating Advances shall be made by the Banks through the Agent, pro rata, in the same proportion that the Banks' respective Operating Line Commitments bear to the Total Operating Line Commitment, and all repayments shall be made through the Agent in accordance with Section 6.11. In no event shall any Bank be required to have aggregate Operating Advances outstanding at any one time in excess of its Operating Line Commitment.

            4.03 Requesting Revolving and Operating Advances. Borrower shall request each Revolving and Operating Advance either orally, telephonically, or in writing. Each request for an Advance must be made by a duly authorized officer or employee, must specify the date, amount, Interest Rate and Interest Period selected by Borrower to apply thereto, and must be received by Agent at Seafirst Agency Services, 16th Floor, 701 Fifth Avenue, Seattle, Washington, 98104 not later than 10:00 a.m., Seattle time, on the Banking Day of a Prime Loan, not later than 10:00 a.m. three Banking Days before a LIBOR Loan, and not later than 9:00 a.m. on the Banking Day of a BA Loan. Written confirmation of all oral and telephonic requests for a BA Loan must be confirmed in writing no later than 11:00 a.m. on the date of the request.
Each Revolving Advance shall be in the minimum amount of $1,000,000 and increments of $100,000, and each Operating Advance shall be in the minimum amount of $1,000,000 and increments of $100,000; provided, however, that Prime Loans may be in any amount specified by Borrower so long as the applicable maximum Revolving Line or Operating Line Commitment is not exceeded and provided further that each Advance under a BA Loan shall be in increments of $1,000,000. Borrower may request Revolving and Operating Advances to repay outstanding Revolving and Operating Advances at the end of the applicable Interest Period of the Advance to be repaid.

            4.04 Funding Revolving and Operating Advances. Upon receiving a request from Borrower for a Revolving or Operating Advance, Agent shall promptly notify the Banks by telephone that the request has been received and thereafter confirm the same by telecopy. Except as otherwise provided in
Section 4.07 with respect to BA Loans, the Banks promise to make their pro rata share of each Advance in the same proportion that their Revolving Line and Operating Line Commitments bear to the Total Revolving Line Commitment or Total Operating Line Commitment, as applicable, available to Agent, no later than noon, Seattle time, on the Advance date proposed by Borrower, and Agent shall immediately thereafter make the entire Advance available to Borrower by wiring the Advance to Borrower's general checking account to be maintained at the Main Branch of U.S. Bank in Portland, Oregon, or at such other place as may be designated by Borrower in writing.

            4.05  Interest Options.

            (a) Revolving Advances shall be made to Borrower under one of the following optional interest rates: Seafirst Prime Rate or the LIBOR Rate.

            (b) Operating Advances shall be made to Borrower under one of the following optional interest rates: Seafirst Prime Rate, LIBOR Rate, or the BA Rate.

            4.06 Repayment Promise. Borrower hereby promises to pay to the order of each Bank, through the Agent, at the address stated above in the Recitals, or at such other address as Agent may hereafter designate in writing to Borrower, (a) an amount equal to the principal amount of all Revolving and Operating Advances at the end of the applicable Interest Period and in no event later than the applicable Maturity Date, (b) interest on the outstanding balance of all Seafirst Prime Loans at the Seafirst Prime Rate monthly in arrears on the first day of each and every calendar month and in no event later than the applicable Maturity Date, (c) interest on the outstanding balances of all LIBOR Loans at the applicable LIBOR Rates on the expiration of any Interest Period, or in the case of an Interest Period of six (6) months for LIBOR Loans that are Revolving Advances, each three (3) month anniversary of the commencement of that Interest Period, or at the applicable Maturity Date, whichever occurs first, (d) interest on the outstanding balances of any Loan, Advance or portion of either that shall not be paid when due hereunder at a rate of interest equal to the Default Rate from the first day following the date such payment shall have become due until paid, (e) all amounts owing with respect to BA Loans in accordance with Section 4,07, (f) all fees and additional amounts payable to the Banks hereunder, and (g) the amount of any Revolving or Operating Advances to the extent necessary to cause the outstanding Revolving and Operating Advances to be no greater than the applicable limitations set forth in Sections 4.01 and 4.02. This promise of payment will be further evidenced by the Revolving Line Notes and the Operating Line Notes.

            4.07 Special BA Loan Provisions. All BA Loans shall be evidenced by Banker's Acceptances created by the Banks in equal amounts. With respect to each Banker's Acceptance, Borrower agrees to pay the accepting Bank an Acceptance Commission and to reimburse said Bank for expenses incurred by said Bank including, but not limited, to wire charges, courier charges, and postage. The Acceptance Commission and expenses shall be collected at the time the net proceeds of each Banker's Acceptance are made available to Borrower. The net proceeds of a Banker's Acceptance shall be the face amount of the Banker's Acceptance minus the applicable Discount and minus the Acceptance Commission. The Banks shall make the net proceeds of their respective Banker's Acceptances available to Borrower by transferring or wiring them to Borrower's general checking account at the Main Branch of U.S. Bank in Portland or such other account as may be designated in writing by Borrower. On the last day of the Interest Period of each BA Loan or on the applicable Maturity Date, whichever first occurs, Borrower shall pay Agent, an amount equal to the aggregate face amount of the Banker's Acceptances comprising such BA Loan, to be applied in equal amounts to the applicable Banker's Acceptances. In the event Borrower does not pay the amount due with respect to any BA Loan when due, Borrower shall be deemed to have made a request to Agent for a Seafirst Prime Loan in an amount equal to such amount due, and subject to the prior satisfaction of the conditions set forth in
Section 3, each of the Banks shall make such Prime Loan pro rata in the same proportion that its Operating Line Commitment bears to the Total Operating Line Commitment, the proceeds of which shall be applied by Agent to repay such BA Loan. All BA Loans shall be further subject to the terms and conditions of the Banker's Acceptance Agreement.

            4.08 Agent's Fee. Borrower promises to pay to Agent an agent's fee as agreed in writing between Agent and Borrower, in advance, throughout the term of this Agreement payable upon execution of this Agreement and upon each anniversary thereof.

            4.09 Commitment Fee. Borrower promises to pay Agent, for the benefit of the Banks, quarterly in arrears on the first Banking Day of each calendar quarter a commitment fee equal to

                  (a) 25 basis points (one-quarter of one percent) per annum times the average daily unused portion of the Total Revolving Line Commitment during the immediately preceding calendar quarter, and

                  (b) 25 basis points (one-quarter of one percent per annum times the average daily unused portion of the Total Operating Line Commitment during the immediately preceding calendar quarter.

      Upon 60 days' advance written notice by Borrower to all of the Banks, Borrower may reduce the maximum amount of the Total Revolving Line Commitment and/or the Total Operating Line Commitment, provided, that after giving effect to such reduction, the aggregate principal amount of the outstanding applicable Loans does not exceed the applicable Commitment then in effect.
Any such reduction shall be in an amount not less than an amount equal to the lesser of (a) One Million Dollars ($1,000,000), and (b) the applicable Commitment then in effect, and shall permanently reduce each Bank's Revolving Line Commitment or Operating Line Commitment, as applicable, in the same proportion that such Bank's Revolving Line Commitment or Operating Line Commitment bears to the Total Revolving Line Commitment or Total Operating Line Commitment, as applicable.


                                   SECTION 5

                      U.S. BANK OVERNIGHT LINE OF CREDIT

            5.01 The Loans. U.S. Bank agrees on the terms and conditions of this Agreement to make Advances (the "Overnight Advances") of up to $10,000,000 (the "Overnight Line Commitment") available to Borrower from time to time on any Banking Day during the period beginning on the date hereof and ending on the earlier of the applicable Maturity Date or the termination of the Commitment pursuant to Section 9.01 (the "Overnight Line Commitment Period"). As this Commitment is for a revolving line of credit, Borrower may receive Advances, repay them and receive additional Advances at all times until the applicable Maturity Date as long as the aggregate of the Overnight Advances outstanding at any one time from U.S. Bank does not exceed $10,000,000, and no Default or Incipient Default has occurred. All Overnight Advances and repayments shall be made by and to U.S. Bank in accordance with
Section 6.11. In no event shall U.S. Bank be required to have aggregate Overnight Advances outstanding at any one time in excess of the Overnight Line Commitment.

            5.02 Requesting Overnight Advances. Borrower shall request each Overnight Advance orally, telephonically, or in writing. Each request for an Advance must be made by a duly authorized officer or employee, must specify the date, amount, Interest Rate and Interest Period selected by Borrower to apply thereto, and must be received by U.S. Bank not later than 10:00 a.m. Portland time on the Banking Day of the requested loan. Each Advance under
Section 5 shall be in the minimum amount of $100,000 provided, however, that Prime Advances may be in any amount specified by Borrower so long as the Overnight Line Commitment is not thereby exceeded. Borrower may request Overnight Advances to repay outstanding Overnight Advances at the end of the applicable Interest Period of the Advance to be repaid.

            5.03  Funding Overnight Advances; Reporting
Requirements. Upon receiving a request from Borrower for an Overnight Advance, U.S. Bank shall make the Advance available to Borrower by wiring the Advance to Borrower's general checking account at the Main Branch of U.S. Bank in Portland, Oregon, or at such other place as may be designated by Borrower in writing. U.S. Bank shall provide Seafirst promptly upon request information with respect to Overnight Advances made to Borrower, including without limitation information regarding date, amount, Interest Rate, Interest Period, and payments made by Borrower with respect to such Advances.

            5.04 Interest Options. Overnight Advances shall be made to Borrower under one of the following optional interest rates: U.S. Bank Prime Rate or Interim Rate.

            5.05 Repayment Promise. Borrower hereby promises to pay to U.S. Bank's order, at the address stated above, or such other address as U.S. Bank may hereafter designate in writing to Borrower, (a) an amount equal to the principal amount of all Overnight Advances at the end of the applicable Interest Period and in no event later than the applicable Maturity Date, (b) interest on the outstanding balance of all U.S. Bank Prime Loans at the U.S. Bank Prime Rate monthly on the first day of each and every calendar month and in no event later than the applicable Maturity Date, (c) interest on the outstanding balances of all Interim Loans at the Interim Rate at the end of the applicable Interest Period and in no event later than the applicable Maturity Date, (d) interest on the outstanding balances of any Loan, Advance or portion of either that shall not be paid when due hereunder at a rate of interest equal to the Default Rate from the first day following the date such payment shall have become due until paid, (e) all fees and additional amounts payable to U.S. Bank hereunder, and (f) the amount of any Overnight Advances to the extent necessary to cause the outstanding Overnight Advances to be no greater than the applicable limitations set forth in Section 5.01. This promise of payment will be further evidenced by the Overnight Line Note.

            5.06 Commitment Fee. Borrower promises to pay U.S. Bank quarterly in arrears on the first Banking Day of each calendar quarter a commitment fee equal to 25 basis points (one-quarter of one percent) per annum times the average daily unused portion of the Overnight Line Commitment during the immediately preceding calendar quarter. Upon 60 days advance written notice by Borrower to Agent and the Banks, Borrower may permanently reduce the amount of the Overnight Line of Credit.


                                   SECTION 6

                  PAYMENT PROVISIONS APPLICABLE TO ALL BANKS

            6.01 Prepayments. Any Prime Loan may be prepaid in whole or in part at any time. Borrower may not prepay a BA Loan or an Interim Loan. Any LIBOR Loan may be prepaid in full at any time on the number of Banking Days notice provided in Section 4.03 and 5.02 for requesting Advances with respect to such Loan, provided, that prepayment on a date other than the final day of the Interest Period shall be subject to payment of compensation as set out in
Section 6.02. The notice of such prepayment shall specify the Loan to be prepaid, the date and amount of prepayment, and the applicable Interest Rate and Interest Period relating to such Loan. Any prepayment shall be accompanied by all interest accrued thereon to the date of such prepayment.

            6.02 Additional Payment in the Event of Prepayment or Failure to Borrow or Prepay. Borrower agrees, upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) to pay such Bank such additional amount as may be necessary to compensate the Bank for any loss or additional expense which such Bank may sustain or incur (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain, LIBOR Loans or Interim Loans and any loss of the Bank's margin) as reasonably determined by the Bank, as a result of:

                  (a) any payment or prepayment of any LIBOR Loan or Interim Loan on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure of Borrower to borrow any LIBOR Loan or Interim Loan on a date specified in a request made therefor pursuant to Sections 4.03 or 5.02.

      For purposes of the foregoing clause (a), the payment required hereunder shall apply in all circumstances where a Loan is paid prior to the end of the Interest Period, regardless of whether such payment is voluntary, required in order to cause outstanding Advances to be no greater than the applicable Commitments, or the result of the Agent's or either Bank's collection efforts or the acceleration of such Loans.

            6.03 Change in Circumstances. The Banks have provided Borrower the prerogative of choosing Interest Rates other than the Seafirst Prime Rate or the U.S. Bank Prime Rate based on current legal and economic circumstances. However, if there is a future change in circumstances beyond the control of the Banks, either by reason of market conditions or applicable law, rule, regulation or interpretation by Government Authority or central bank, whether or not it has the force of law, which makes unlawful, impossible or impractical for any Bank to continue to offer to its customers one or more of such Interest Rates and any Bank in fact no longer offers such Interest Rates to its customers, then the Interest Rate so affected shall immediately become unavailable hereunder, the Loan or Loans to which such Interest Rate is applicable will be considered prepaid as of the date of such illegality, impossibility or impracticality, and Borrower shall select a new Interest Rate and Interest Period to be applicable. If no selection is made within three Banking Days following notice by any Bank to Borrower of such illegality, impossibility or impracticality and the unavailability of the affected Interest Rate, the Seafirst Prime Rate shall be applicable.

            6.04 Increased Costs. If any Bank determines that either (i) any Requirement of Law or the introduction of or any change in any Requirement of Law or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof from the date hereof or (ii) compliance with any guideline or request from any such Government Authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of or with reference to this Agreement or the making of Loans or the advance by such Bank of any other sums hereunder, below the rate which the Bank or such other corporation could have achieved but for the introduction, change or compliance (taking into account the policies of the Bank or corporation with regard to capital), then Borrower shall from time to time, upon demand by such Bank, pay to the Bank within five (5) Banking Days after the date specified in such notice and demand, additional amounts sufficient to compensate the Bank or other corporation for such reduction, together with interest on each such amount from the date said amount is due until payment in full thereof at the Seafirst Prime Rate. A certificate as to such amounts, submitted to Borrower by the Bank, shall be conclusive and binding for all purposes, absent manifest error. The Banks agree to notify Borrower of any circumstances that would cause Borrower to pay additional amounts pursuant to this Section 6.04, provided that failure to give such notice shall not affect Borrower's obligation to pay such additional amounts hereunder.

      Without in any way limiting the foregoing, if any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank's applicable lending office shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on any Bank or its applicable lending office or the London interbank LIBOR market; and as a result thereof there shall be any increase in the cost to such Bank of agreeing to make or making, funding, or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable LIBOR Rate), or there shall be a reduction in the amount received or receivable by that Bank or its applicable lending office, then Borrower shall from time to time, upon written notice from and demand by that Bank in accordance with the foregoing paragraph, pay to that Bank, within five Banking Days after the date specified in such notice and demand, additional amounts sufficient to compensate the Bank or other corporation for such reduction, together with interest on each such amount from the date such amount is due until payment in full thereof at the Seafirst Prime Rate.

            6.05 Capital Adequacy. If any Bank shall reasonably determine that adoption, or application in the instance of the Risk Based Capital Rules, of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, whether or not having the force of law, increases the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such increase is based upon the existence of the Bank's obligations hereunder and as a result thereof the rate of return on the Bank's capital or assets is reduced below that which the Bank would have achieved but for such adoption or change, then from time to time, upon demand from the Bank, Borrower shall pay to such Bank such amount or amounts as will compensate the Bank for such reduction (which amount shall not include any amounts with respect to penalties imposed on the Bank). The determination of any amount to be paid by Borrower under this section shall take into consideration the policies of the Bank making demand, or any corporation controlling the Bank, with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of the Bank setting forth the amount or amounts as shall be necessary to compensate the Bank as specified in this subsection shall be delivered to Borrower and shall be conclusive absent manifest error.

            6.06 Costs and Expenses. Borrower promises to pay all reasonable out-of-pocket costs and expenses incurred by the Banks and Agent in connection with the closing, administration and collection of the credit facilities herein provided. Such costs and expenses specifically include the Banks' and Agent's reasonable attorneys' fees and disbursements incurred in connection with preparation of the Loan Documents, collection of Advances, interest, fees and costs, and enforcement of this Agreement and the Loan Documents, whether or not litigation is involved.

            6.07 Authorized Officers. The list of officers and employees initially authorized to request Advances, is attached hereto as Exhibit B. Borrower may amend that list from time to time by supplements executed by the president and the chief financial officer. The Agent and Banks may act in reliance upon any oral, telephonic, or written, request believed in good faith to have been authorized by any of the persons identified on Exhibit B.

            6.08 Binding Requests. Each request for each Advance shall be irrevocable and binding on Borrower and, in respect of any Advance comprised of Interim Loans, LIBOR Loans or BA Loans specified in such request, if such Advances are not made as a result of any failure to fulfill on or before the date specified for such Advance the applicable conditions set forth in Sections 3, 4, or 5, Borrower shall indemnify the Banks against any loss or expense incurred by the Banks as a result of such failure, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Banks to fund the Advance to be made by it.

            6.09  The Notes.

                  (a) The Revolving Advances shall be evidenced by and repayable with interest in accordance with amended and restated promissory notes in the form of Exhibits C-1 and C-2 hereto, payable to the order of each Bank, dated the date of this Agreement and in the principal amount of such Bank's Revolving Line Commitment (the "Revolving Line Notes").

                  (b) The Operating Advances shall be evidenced by and repayable with interest in accordance with amended and restated promissory notes in the form of Exhibits D-1 and D-2 hereto, payable to the order of each Bank, dated the date of this Agreement and in the principal amount of such Bank's Operating Line Commitment (the "Operating Line Notes").

                  (c) The Overnight Advances shall be evidenced by and repayable with interest in accordance with an amended and restated promissory note in the form of Exhibit E hereto, payable to the order of U.S. Bank, dated the date of this Agreement and in the principal amount of the Overnight Line Commitment (the "Overnight Line Note").

      Each Bank shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Advance, the Interest Rate applicable to such Advance and the Interest Period. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing and unpaid on the Notes. The failure to so record any such amount or error in so recording such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under the Notes to repay the principal amount of the Advances together with all interest accruing thereon.

            6.10  Manner of Payments.

                  (a) All payments of principal and interest on any Revolving or Operating Advance and the Revolving and Operating Line Notes and all other amounts payable hereunder by Borrower to the Banks shall be made by paying the same in U.S. Dollars and in immediately available funds to Agent in Seattle not later than noon Seattle time on the date on which such payment is due. Any payment made after noon Seattle time on any Banking Day shall be deemed to have been received on the next Banking Day and interest shall accrue on that day.

                  (b) All payments of principal and interest on any Overnight Advance and the Overnight Note and all other amounts payable hereunder by Borrower to U.S. Bank in respect of the Overnight Commitment shall be made by paying the same in U.S. Dollars and in immediately available funds to U.S. Bank not later than 3:00 p.m., Portland time, on the date on which such payment is due. Any payment made after 3:00 p.m., Portland time, on any Banking Day shall be deemed to have been received on the next Banking Day and interest shall accrue on that day.

                  (c) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

                  (d) Whenever any payment hereunder or under any Note shall be due other than on a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; unless, and notwithstanding anything to the contrary in this Agreement, in the case of any payment which is due on the last day of an Interest Period, such extension would cause the payment to be made in the next following calendar month, in which case such payment shall be made on the next preceding Banking Day.

            6.11  Application of Proceeds.

                  (a) Before Default. Any payment made by Borrower or received for Borrower's account shall be applied as follows if after applying such payment no Default or Incipient Payment Default shall have occurred and be continuing:

                        (i) Payments made by Borrower to, or received for Borrower's account by, U.S. Bank shall be applied to amounts due in respect of Overnight Advances in accordance with the following priorities:

                              (A)   First, to expenses and indemnities due
to U.S. Bank hereunder or under any other Loan Document;

                              (B)   Second, to fees due to U.S. Bank under
Section 5.06;

                              (C)   Third, to interest due on any Overnight
Advances;

                              (D)   Fourth, to repay principal then due in
respect of Overnight Advances;

                              (E)   Fifth, to prepay principal of such of the
Overnight Advances as may be designated by Borrower if such prepayment is permitted in a notice provided contemporaneously with any such payment and, in the absence of any such designation, as U.S. Bank may elect; and

                              (F)   Sixth, if all amounts due to U.S. Bank in
respect of the Overnight Advances have been paid in full and such Advances have been fully repaid, U.S. Bank shall immediately transfer amounts remaining, if any, to Agent for application pursuant to Section 6.11(a)(ii).

                        (ii) Payments made by Borrower to, or received for Borrower's account by Agent shall be applied to amounts due in respect of Revolving Advances and Operating Advances in accordance with the following priorities:

                              (A)   First, to expenses and indemnities due to
Agent, Seafirst and U.S. Bank hereunder or under any other Loan Documents;

                              (B)   Second, to fees due to Agent and Banks
under Sections 4.08 and 4.09;

                              (C)   Third, to interest due on any Operating
Advance or Revolving Advance;

                              (D)   Fourth, to repay principal then due in
respect of the Operating Advances and Revolving Advances;

                              (E)   Fifth, to prepay principal of such of the
Revolving or Operating Advances as may be designated by Borrower in a notice provided contemporaneously with any such payment and, in the absence of any such designation, to such of the Revolving Advances as Agent may elect until all Revolving Advances are paid in full and, thereafter, to such of the Operating Advances as Agent may elect; and

                              (F)   Sixth, if all amounts due to Banks in
respect of the Revolving Advances and the Operating Advances have been paid in full and such Advances have been fully repaid, Agent shall immediately transfer amounts remaining, if any, to U.S. Bank for application pursuant to
Section 6.11(a)(i).

                  (b) Payments after Default. Any payment made by Borrower or received or obtained for Borrower's account (whether received by U.S. Bank, Seafirst, or Agent) shall be applied as follows if after applying such payment a Default or Incipient Payment Default shall have occurred and be continuing:

                        (i) On the date of such payment, the Revolving Line of Credit, the Operating Line of Credit and the Overnight Line of Credit shall each be assigned a percentage (such Line of Credit's "Default
Payment Percentage") which shall be a fraction (expressed as a decimal) for which the numerator is the sum of (A) all fees, expenses, indemnities and interest accrued under or in respect of such Line of Credit through such date (whether or not then due) and (B) the outstanding principal balance for all Advances made under such Line of Credit, and the denominator is the sum of (A) all fees, expenses, indemnities and interest accrued under the Loan Documents through such date (whether or not then due) and (B) the outstanding principal balance for all Advances. For purposes of Section 6.11(b), fees, expenses and indemnities which are not incurred in respect of any one Line of Credit or which are incurred in respect of more than one Line of Credit, shall be deemed to have been accrued in respect of the Revolving Line of Credit.

                        (ii) A portion of each payment equal to the product of the Line of Credit's Default Payment percentage and the total amount of the payment made shall be applied to the Indebtedness incurred in respect of such Line of Credit in the following order of priority:

                              (A)   First, to expenses and indemnities accrued
thereunder;

                              (B)   Second, to fees due in respect thereof;

                              (C)   Third, to interest due on any Advances
made thereunder;

                              (D)   Fourth, to repay the principal then due in
respect of any Advances made thereunder; and

                              (E)   Fifth, to prepay principal of such of the
Advances as are made thereunder and as are selected by the Requisite Banks for payment or, in the case of Advances made under the Overnight Line of Credit, as are selected by U.S. Bank for payment.

                        (iii) Banks each agree to immediately advise Agent as to any payment received from Borrower or for Borrower's account and, if after applying such payment a Default or Incipient Payment Default shall have occurred and be continuing, to immediately disburse such payment (or portions thereof) to the other Banks in accordance with instructions received from Agent, which instructions shall be drawn to result in an application of proceeds as herein provided for.

                  (c) Setoffs. If any Bank shall obtain any payment for Borrower's account through the exercise of any right of counterclaim, setoff, banker's lien or similar rights, in excess of that portion of the payment to which it would otherwise be entitled to receive pursuant to the terms of Sections 6.11(a), 6.11(b), and 6.11(d), such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment with them in the same proportion as such payment would have been shared had it been received as a voluntary payment from Borrower pursuant to the terms of
Section 6.11(a) or (b) as the case may be. If any of such excess payment is afterwards recovered from such purchasing Bank, the purchase of the participations shall be rescinded and the purchase price restored, without interest, to the extent of such recovery. Borrower authorizes the purchase of such participations and agrees that any Bank so purchasing a participation from another Bank may exercise all of its rights to payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

                  (d) General Provisions. Where, pursuant to the foregoing Sections 6.11(a) and 6.11(b), amounts are to be applied to Borrower's obligations to pay commitment fees, interest or principal in respect of any particular Revolving Advance or Operating Advance, the amount to be so applied shall be applied to Borrower's obligations and disbursed to the Banks pro rata in the same proportion that their respective Commitments bear to the sum of all Commitments for the applicable Line of Credit, and Agent will remit such amounts to the other Banks promptly upon the receipt thereof. Whenever pursuant to the terms of Section 6.11(a) or (b) above, the Agent or any Bank is authorized to elect particular loans for prepayment, it shall, to the extent consistent with the foregoing order of priority elect to cause Prime Loans to be prepaid prior to the prepayment of any other Loans. As used in this Section 6.11 "Incipient Payment Default" shall mean an event which but for the passage of time would constitute a Default described in Section 8.01.

                                   SECTION 7

                             BORROWER'S COVENANTS

            At all times prior to the later of (a) the latest Maturity Date or
(b) the date on which all obligations of Borrower under this Agreement and the Loan Documents have been performed in full, Borrower agrees to do all of the following unless the Requisite Banks or all Banks, as applicable pursuant to
Section 11.09 hereof, shall otherwise give their prior consent in writing:

            7.01 Preservation of Corporate Existence, Etc. Borrower will preserve and maintain its corporate existence, rights, and privileges in Oregon and will qualify and remain qualified as a foreign corporation in Washington and California and in each other jurisdiction where such qualification is necessary or advisable in view of the business and operations of Borrower or the ownership of its properties.

            7.02 Compliance With Laws. Borrower will comply in all material respects with all laws, regulations, rules, and orders of any Government Authority applicable to Borrower or to its operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof.

            7.03 Other Obligations. Borrower will pay and discharge before the same shall become delinquent (after giving effect to all applicable grace periods) all Indebtedness, Taxes, and other obligations for which Borrower is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon the assets of Borrower, except any thereof whose validity or amount is being contested in good faith by Borrower in appropriate proceedings, and except other Indebtedness, Taxes, and other obligations which, in the aggregate do not exceed $1,000,000; provided, however, that the foregoing exceptions to this covenant shall not extend to any obligation of Borrower identified in Sections 7,17 or 8.11.

            7.04 Visitation; Records. Borrower will keep adequate records and books in which complete entries will be made, in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of Borrower. At any reasonable time and from time to time Borrower will permit the Agent and Banks to examine and make copies of and abstracts from Borrower's records and books and to visit the properties of Borrower and to discuss the affairs, finances, and accounts of Borrower with any of its officers.

            7.05 Financial Information. Borrower will deliver to the Banks and the Agent (a) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the consolidated balance sheet of Borrower as of the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of changes in the financial position of Borrower for such year, accompanied by the audit report thereon by independent, certified public accountants acceptable to the Banks (which report shall be prepared in accordance with generally accepted accounting principles consistently applied and shall not be qualified by reason of restricted or limited examination of any material portion of Borrower's records and shall contain no disclaimer of opinion or adverse opinion); (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of Borrower, the unaudited consolidated and consolidating balance sheet and statement of income and retained earnings of Borrower as of the end of such fiscal quarter (including the fiscal year to the end of such fiscal quarter), accompanied by a certificate of the chief financial officer of Borrower that such unaudited consolidated and consolidating balance sheet and statement of income and retained earnings have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position and the results of operations of Borrower as of the end of and for such fiscal quarter and setting forth calculations demonstrating that at the end of such quarter Borrower was in compliance with Sections 7.08 through 7.13, inclusive, and Sections 7.15, and further stating that as of the close of such fiscal quarter no Default or Incipient Default had occurred and was continuing; and (c) such other statements, reports, and other information as the Banks may reasonably request concerning the financial condition of Borrower.

            7.06 Notification. Promptly after learning thereof Borrower will provide the Banks and the Agent with (a) the details of any action, proceeding, investigation, or claim against or affecting Borrower instituted before any court, arbitrator, or Government Authority or, to Borrower's knowledge threatened to be instituted, which, after taking into account the likelihood of success, might reasonably result in a judgment or order against Borrower (in excess of insurance coverage and when combined with all other pending or threatened claims) of more than $1,000,000; (b) if Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1)(2)(5)(6) of Section 403 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "Reportable Event" as defined in subsection (c)(2) of Section 4043 of ERISA and Borrower attains knowledge thereof) which might constitute grounds for termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (c) notice thereof if any representation or warranty set forth in this Agreement proves to have been incorrect in any material respect when made; and (d) notice thereof if any Default or Incipient Default occurs, together with a statement of the action Borrower is taking or proposes to take with respect thereto.

            7.07 Additional Payments; Additional Acts. From time to time, Borrower will (a) pay or reimburse the Agent and Banks on request for all Taxes imposed on this Agreement (other than taxes based on the Agent's or any Bank's net income, items of tax preference, or gross receipts) and for all expenses, including legal fees, actually incurred by the Agent or any Bank in connection with the preparation or modification of this Agreement, the Notes, the Banker's Acceptance Agreement, or the other Loan Documents hereunder or the enforcement by judicial proceedings or otherwise of any rights of the Agent or any Bank hereunder or under the Notes, the Banker's Acceptance Agreement, or the other Loan Documents; and (b) obtain and promptly furnish to each of the Banks and the Agent evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under this Agreement, the Notes, the Banker's Acceptance Agreement, or the other Loan Documents.

            7.08 Working Capital. Borrower shall maintain, on a consolidated basis, a ratio of current assets to current liabilities of at least 1.3 to
1.0. For purposes of this Section 7.08 current assets shall not include (i) any deferred assets other than prepaid items such as insurance, Taxes, or other similar items; (ii) any amounts due from corporations which are subsidiaries of Borrower or of any other Person directly or indirectly controlling, controlled by, or under common control with Borrower; and (iii) an amount equal to the appropriate deduction for depreciation, depletions, obsolescence, amortization, valuation, contingency, or other reserves determined in accordance with generally accepted accounting principles. For purposes of this Section 7.08, current liabilities shall not include Funded Debt maturing within one year from the date of determination whether or not extendable at the option of Borrower.

            7.09 Funded Debt. Borrower shall maintain on a consolidated basis a ratio of Funded Debt to Total Capitalization of not more than 0.8 to 1 and a ratio of Funded Debt minus Subordinated Debt to Total Capitalization of not more than .55 to 1. "Funded Debt" means Indebtedness which matures by its terms more than one year from the date it was originally incurred, or is unconditionally renewable or extendable at the option of the debtor to a date more than one year from such date, or which arises under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from such date including the current portion of such Indebtedness. "Total Capitalization" means the sum of Members' Equity and Funded Debt. "Members' Equity" means, as of any date of determination, the consolidated balance sheet "members equity" of Borrower determined in accordance with generally accepted accounting principles consistently applied. "Subordinated Debt" means Indebtedness of Borrower which by its terms provides that no payments or distributions may be made thereon or in respect thereto at any time when a default has occurred and is continuing under a document providing for repayment of Indebtedness of Borrower for borrowed money (other than such Subordinated Debt) or for the payment by Borrower of the purchase price of tangible property.

            7.10 Fixed Charge Coverage. Borrower shall maintain on a consolidated basis a ratio of Fixed Charge Coverage (for the four most recent fiscal quarters) of at least 1.4 to 1.0. "Fixed Charge Coverage" means for any period the ratio derived from dividing (a) the sum of net income for such period (before income taxes, patronage dividends, and extraordinary items) plus Fixed Charges by (b) Fixed Charges. "Fixed Charges" means the sum of (a) interest expense on all Indebtedness, (b) the amortization of any discount applied in advancing Funded Debt to Borrower, and (c) gross rental expense net of pass-through rental income from Borrower's members.

            7.11 Liens. Borrower shall not create, assume, or suffer to exist any Lien upon its assets except (i) Liens on Borrower's Milwaukee, Oregon, and Medford, Oregon, properties securing mortgage indebtedness relating to such properties and any extensions, refinancing, or renewals thereof in an amount not exceeding the amount of such indebtedness prior to such extension, refinancing, or renewal; (ii) capital lease obligations; (iii) Liens to secure indebtedness for the deferred price of property acquired after the date hereof, but only if such Liens are limited to such property and its proceeds; (iv) Liens imposed by law (such as mechanic's liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which are being contested in good faith by appropriate proceeding upon stay of execution of the enforcement thereof; or (v) deposits or pledges under worker's compensation, unemployment insurance, social security, or similar laws or made to secure the performance of bids, tenders, contracts (except for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance, or other similar bonds given in the ordinary course of business. Without limiting the generality of the foregoing, Borrower shall not pledge, grant a security interest in, or otherwise permit a Lien to encumber all or any portion of its accounts receivables, chattel paper, documents, instruments, general intangibles, or inventories. Notwithstanding any of the foregoing, the total amount secured by all Liens (excluding the Liens described in clause (iii) above) shall not at any time exceed 15 percent of Borrower's Consolidated Net Tangible Assets as of such time. "Consolidated Net Tangible Assets" shall be, on a consolidated basis, the difference between total assets and current liabilities, excluding, however, from the determination of total assets (i) all assets which should be classified as intangible assets (such as good will, patents, trademarks, copyrights, and franchises) and (ii) to the extent not already deducted from total assets, all reserves including those for deferred income taxes, depreciation, obsolescence, or amortization of properties, and
(iii) all capital stock or other investments by Borrower in any direct or indirect subsidiary of Borrower other than in (x) UGIC, Ltd., Borrower's Bermuda investment subsidiary, or (y) a subsidiary having all or substantially all of its operations in the United States.

            7.12 Minimum Capital and Subordinated Debt. Borrower shall maintain the sum of Subordinated Debt and Members' Equity at a total of not less than $75,000,000.

            7.13 Member Notes Receivable Ratio. Borrower shall maintain, on a consolidated basis, a Member Portfolio at not more than 150% of Consolidated Net Tangible Assets. "Member Portfolio" means the sum of (i) all Indebtedness of members to Borrower or any of its subsidiaries which have not been sold; plus (ii) all investments by Borrower or any of its subsidiaries in Borrower's members; plus (iii) all Indebtedness of members of Borrower or any of its subsidiaries which have been sold with recourse to Borrower or any of its subsidiaries at 50% or greater. As used herein, "Consolidated Net Tangible Assets" shall have the meaning given in Section 7.11.

            7.14  Liquidation, Merger, Sale of Assets, Etc.
Borrower shall not liquidate, dissolve, or enter into any merger, consolidation, joint venture, partnership, or other combination nor sell, lease, dispose of such portion of its business or assets (excepting sales of goods in the ordinary course of business and excepting sales of notes pursuant to note purchase agreements) as constitutes a substantial portion thereof provided, however, so long as no Default or Incipient Default shall have occurred and be continuing or will occur as a result of such merger or consolidation, Borrower may merge or consolidate with any Person provided that the surviving Person be a corporation duly incorporated and validly existing under the laws of any state in the United States and provided further that such surviving corporation expressly assume Borrower's obligations under this Agreement in a writing delivered to the Banks. Without limitation on the foregoing, Borrower, and its consolidated subsidiaries, shall not in any fiscal year sell in excess of 10 percent of their Consolidated Net Tangible Assets; unless the proceeds of such sale or sales are reinvested within 12 months in assets to be owned and utilized by Borrower in the ordinary course of its business; provided, however, in determining compliance with the foregoing requirement, sales of the following assets will be disregarded: (a) individual assets having a book value of less than $250,000, not to exceed in the aggregate One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal year, and (b) Indebtedness of Borrower's members to Borrower incurred in Borrower's equipment, store and inventory financing for such members.

            7.15 Contingent Indebtedness. Borrower shall not, at any time, have outstanding Contingent Indebtedness in an amount exceeding the sum of (a) $6,000,000 and (b) 50 percent of Borrower's consolidated cumulative net income between September 29, 1990, and the date of determination. "Contingent Indebtedness" shall, as of any date of determination, mean the sum of (i) guaranties of the obligations of others (excluding the guaranty of lease obligations of Borrower's members to the extent such lease obligations are insured) and (ii) the product of (x) the Portfolio Loss Factor and (y) the total principal amount of indebtedness owed by Borrower's members to Borrower in respect of store and equipment financing which has been sold by Borrower on a recourse basis. The term "Portfolio Loss Factor" shall mean the greater of
(i) five times the average for the three most recently ended fiscal years of Borrower of the actual losses incurred during each such fiscal year on the portfolio of indebtedness owed to Borrower (or to a buyer of such indebtedness from Borrower) by members for equipment and store financing divided by the average principal amount of such portfolio during such fiscal year or (ii)
3 percent.

            7.16 Transactions With or by Affiliates. Borrower will not directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property) with any of Borrower's Affiliates on terms that are less favorable to Borrower than those which might be obtained at the time from Persons who are not Affiliates. Borrower will not permit or suffer by any Affiliate it directly or indirectly controls the sale or other disposition of substantially all the assets of such Affiliate, except in the ordinary course of such Affiliate's business; and Borrower will not permit or suffer the sale or issuance by any such Affiliate of any of its stock of any class, except to Borrower. An "Affiliate" is any Person (or group of related Persons) that (a) directly or indirectly controls or is controlled by or under common control with Borrower, or (b) owns more than 5 percent of Borrower's voting stock, or
(c) is a director or officer of Borrower.

            7.17 ERISA Compliance. Neither Borrower nor any member of the Controlled Group nor any Plan of any of them will: (a) engage in any "prohibited transaction" as such term is defined in Section406 or Section2003(a) of ERISA; (b) incur any "accumulated funding deficiencies" (as such term is defined in Section302 of ERISA) whether or not waived; (c) terminate any "employee pension benefit plan," as such term is used in ERISA, in a manner which could result in the imposition of a Lien on any property of Borrower or any member of the Controlled Group pursuant to Section4068 of ERISA; or (d) violate state or federal securities laws applicable to any Plan.

            7.18 No Name Change, Etc. Borrower will not change its name, identity, or corporate structure in any manner.

            7.19 Relocation of Offices. Borrower will give Agent at least 60 days' prior written notice of any relocation of its chief executive offices or the offices where Borrower's books and records are kept.

            7.20 Use of Proceeds. Borrower will use Advances only for working capital needs.

            7.21 Amendments to Private Placement; Prepayments of Private Placement. Borrower will promptly provide to Banks a copy of each Private Placement Agreement and shall notify the Banks at least five (5) days in advance of the execution thereof. Borrower will not agree to or permit to be made any amendments to nor request any waivers of the terms of any Private Placement Agreement if such a waiver or waivers pertains to an increase in the commitment amounts thereunder or to the terms of repayment thereof or of any promissory notes issued thereunder. Borrower shall give to Agent, for distribution to each of the Banks prompt written notice and a copy of any anticipated amendment to or requested waiver of any financial covenants contained in or reduction in the commitment amounts under each Private Placement Agreement, and shall give to Agent for distribution to the Banks a substantially contemporaneous confirming notice and a copy of any amendment or waiver actually made or granted. Borrower shall not make any prepayments in respect of any Private Placement Agreement or any of the promissory notes issued pursuant thereto.

            7.22 Insurance. Borrower will keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry.

            7.23 Maintenance of Property. Borrower will maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted, and will from time to time make all needed repairs, renewals or replacements so that the efficiency of such properties shall be fully maintained and preserved.

            7.24 Insurance Company. Borrower shall cause Grocers Insurance Company, an Oregon corporation or any successor thereto ("GIC"), a wholly-owned subsidiary of Grocers Insurance Group, which in turn is a wholly-owned subsidiary of Borrower, to (a) comply in all material respects with all laws, regulations, rules and orders of any Government Authority applicable to GIC, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, and (b) keep in force upon all of its operations policies of reinsurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry.


                                   SECTION 8

                                    DEFAULT

      TIME IS OF THE ESSENCE. The occurrence of any one or more of the following shall be an event of default under this Agreement, the Notes, and the other Loan Documents:

            8.01 Payment Failure. Borrower fails to make any payment of principal owing under this Agreement, the Notes, or the other Loan Documents when due or any payment of interest, cost or expense owing under this Agreement, the Notes, or the other Loan Documents within five banking days following the due date thereof.

            8.02 Performance Failure. Borrower fails to observe or perform any other covenant, obligation or condition to be performed or satisfied under this Agreement, the Notes, or the other Loan Documents and, except in the case of a breach of Section 7.03 (for which there shall be no cure period), (a) such failure shall remain unremedied for 30 days after written notice from Agent, to perform or satisfy the covenant, obligation or condition and (b) Borrower shall not have substantially commenced to observe or perform and thereafter diligently completed observance or performance if complete observance or performance is not possible within 30 days.

            8.03 Misrepresentation. Any representation, warranty, statement, report or certificate made by Borrower in this Agreement or otherwise provided to the Agent or the Banks is not true and correct in all material respects when made.

            8.04 Judgments; Attachment. A final judgment or judgments is/are entered against Borrower for the payment of more than $1,000,000 which is/are not covered by insurance and not satisfied or appealed within 30 days following entry, or all or a substantial part of the assets of Borrower are attached, seized, subject to writ or warrant or are levied on or come into the possession or control of a receiver, trustee, custodian or assignee for the benefit of creditors.

            8.05 Government Action. Borrower is enjoined or restrained or in any way prevented by order of a court or other Government Authority having jurisdiction from conducting all or a substantial part of its business affairs and/or operations.

            8.06 Voluntary Bankruptcy. Borrower shall (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not contesting, or fail timely to contest a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (ii) file a petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any state thereof or of any other jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors.

            8.07 Involuntary Bankruptcy. An order for relief shall be entered against Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not dismissed within sixty
(60) days of the entry thereof; or an order, judgment or decree shall be entered against Borrower by operation of law or by a court having jurisdiction in the premises adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under, the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of Borrower or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs, which order is not dismissed within sixty (60) days of the entry thereof.

            8.08 Insolvency. Borrower shall be insolvent or shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of its property, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Borrower.

            8.09 Change in Control. Any Person, or group of Persons directly or indirectly under common control, shall obtain in excess of 50 percent of the outstanding voting stock of Borrower.

            8.10 Validity Contest. The validity or enforceability of this Agreement, the Notes, or any other Loan Document is contested by Borrower or there is a denial of liability by Borrower.

            8.11 ERISA. Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under
Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) or ERISA), having aggregate Unfunded Vested Liabilities in excess of $5,000,000 shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator, or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans.

            8.12 Cross-Default. The occurrence of an Event of Default under the Banker's Acceptance Agreement (as defined therein) or an event of default under any other Loan Document; the occurrence of a "Termination Event" as such term is defined in any note purchase agreement or the occurrence of any other event which would entitle any party committed to purchase notes under a note purchase agreement to terminate such commitment prior to its scheduled expiration; or the failure of Borrower to pay when due $1,000,000 or more of indebtedness for borrowed money now or hereafter owing to any Person or Persons.

            8.13 Insurance Claim. A claim or claims that would normally be covered by insurance according to industry practices is/are made against GIC for the payment of more than $1,000,000 individually or in the aggregate which is/are not covered by reinsurance; or all or a material part of GIC's reinsurance policies shall be terminated for any reason.

                                   SECTION 9

                              REMEDIES ON DEFAULT

      Upon any Default hereunder, the Agent and the Banks shall have the right to exercise any one or more of the following remedies in addition to such other remedies as may be available under law:

            9.01 Termination. Agent, may, and shall upon the request of the Requisite Banks, immediately terminate the Commitments; provided, however, that in the case of any event described in Sections 8.06, 8.07 or 8.08, the Commitments shall automatically terminate.

            9.02 Acceleration. Agent, may, and shall upon the request of the Requisite Banks, declare the principal of and the interest on any Loan and the Notes and all other sums payable by Borrower under the Loan Documents to be immediately due and payable, whereupon the same shall become immediately due and payable without protest, presentment or demand, all of which are hereby expressly waived, provided, however, that in the case of any event described in Sections 8.06, 8.07 and 8.08, the principal of, and accrued interest on, the Notes shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Agent shall use its best efforts to provide same day notice of acceleration to Borrower, provided, however, that failure to give such notice shall not affect the rights of the Agent and Banks hereunder.

            9.03 Specific Remedies. The Agent and Banks may exercise or pursue any remedy or cause of action permitted by this Agreement, the Notes, the Banker's Acceptance Agreement, any Loan Document or applicable law. The rights and remedies provided by law, this Agreement, the Notes, and the other Loan Documents are cumulative and not exclusive, and the exercise or partial exercise of any right, power or remedy shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                                  SECTION 10

                                    AGENCY

          10.01   Appointment; Successor Agent.

                  (a) The Banks hereby appoint Agent to act as administrative agent in connection with the Loans provided for in this Agreement. Agent shall have such powers as are reasonably necessary or appropriate to carry out its rights and responsibilities as agent as expressly set forth in this Agreement, together with such powers as are reasonably incidental thereto.

                  (b) Agent may give written notice of resignation at any time to the Banks and Borrower and may be removed at any time with cause by the Requisite Banks. Upon such resignation or removal, the Requisite Banks shall have the right to appoint a successor agent. If no successor agent shall have been so appointed by the Requisite Banks and shall have accepted such appointment within thirty (30) days after the retiring Agents giving of notice of resignation or the Requisite Banks' removal of the retiring Agent, then the retiring Agent may on behalf of the Banks, appoint a successor agent, which shall be (i) a Bank, or (ii) a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Until the acceptance by such a successor agent, the retiring Agent shall continue as "Agent" hereunder. After any retiring Agent's resignation or removal hereunder as Agent shall become effective, the provisions of this Section 10 shall bind it and inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          10.02 Immunities. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, nor by reason of this Agreement be a trustee or fiduciary for the Banks (except that the foregoing disclaimer pertaining to Agent not being a trustee or fiduciary shall not apply with respect to money actually received by Agent from Borrower which under the terms of the Loan Documents is to be remitted to Banks). Agent shall not be responsible to the Banks for any recitals, statements, representations, or warranties contained in this Agreement, the Notes, or the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by the Banks under the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, the Notes, or the other Loan Documents or any other document referred to or provided for therein, or for any failure by Borrower to perform any of its obligations thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees, or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

          10.03 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, or other communication (including any thereof by telephone, telex, facsimile, telegram, or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants, and other experts selected by Agent. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans and the Advances, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Requisite Banks, and such instruction shall be binding upon all Banks, provided that Agent shall not be required to take any action which exposes it to personal liability or which is contrary to the Loan Documents or applicable law, and provided further, that this Section 10 shall not be amended without the prior written consent of Agent (acting for its own account).

          10.04 Rights as a Lender. With respect to the Loans made by it, Seafirst in its capacity as a lender shall have the same rights and powers hereunder as the Banks. Whenever this Agreement calls for a unanimous decision by the Banks or for a decision by the Requisite Banks, Seafirst, as lender, shall be entitled to vote its proportionate share. Seafirst, as lender, and its affiliates may (without having to account therefor to the Banks) accept deposits from, lend money to, and generally engage in any kind of banking, trust, or other business with Borrower and any of its affiliates as if it were not acting as Agent, and Seafirst, as lender, may accept fees and other consideration from Borrower for services in connection with the Loan Documents or otherwise without having to account for the same to the Banks except that the Banks shall be entitled to their share of the commitment fees specified in Section 4.09 of this Agreement, pro rata, in the same proportion that their respective Revolving Line and Operating Line Commitments bear to the Total Revolving Line Commitment or all Total Operating Line Commitment, as applicable, for which such items are received. U. S. Bank shall be entitled to its fees specified in Section 5.06. The agent's fee specified in
Section 4.08 of this Agreement shall be exclusively the property of Agent.

          10.05 Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the nonpayment of principal, interest, or fees on the Revolving or Operating Loans) unless Agent has received notice from Borrower or any Bank specifying such Default or officers of Seafirst acting in their capacity as officers of Agent with respect to Borrower's account have actual knowledge of the occurrence of a Default. Agent shall (subject to Section 10.08) take such action with respect to any Default or Incipient Default as shall be decided by the Requisite Banks. Without limiting the foregoing, Agent shall comply with Sections 9.01, 9.02, and 11.09.

          10.06 Indemnification. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower pursuant to the Loan Documents, but without limiting the obligations of Borrower under the Loan Documents), pro rata, in the same proportion that their respective Commitments bear to the sum of all Commitments of all Banks, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against Agent, in any way relating to or arising out of the Loan Documents or any other documents contemplated hereby or the transactions contemplated hereby (excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that the Banks shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent.

          10.07 Non-Reliance on Agent. The Banks agree that they have, independently and without reliance on Agent, and based on such documents and information as they have deemed appropriate, made their own credit analysis of Borrower and decision to enter into this Agreement and that they will, independently and without reliance upon Agent, and based on such documents and information as they shall deem appropriate at the time, continue to make their own analysis and decisions in taking or not taking action under this Agreement. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of Borrower. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by Agent hereunder, Agent shall not have any duty or responsibility to provide the Banks with any (credit or other information concerning the affairs, financial condition, or business of Borrower which may come into the possession of Agent or any of its affiliates.

            10.08 Failure to Act. Except for action expressly required of Agent hereunder, Agent shall in all cases be fully justified in failing or refusing to act under the Loan Documents unless it shall be indemnified to its satisfaction by the Banks, pro rata, in the same proportion that their respective Commitments bear to the sum of all Commitments of all Banks, against any and all liability and expense which may be incurred by Agent by reason of taking or continuing to take any such action.

            10.09 Records. Agent agrees to keep at all times proper books of account and records reflecting the interest of the Banks in the Revolving and Operating Loans, which records shall be accessible for inspection by Banks at all times during normal business hours.

            10.10 Satisfaction of Loans. Agent may accept payment in full of the Loans according to their terms and shall be entitled to satisfy or assign the Notes upon such payment in full, but any such assignment shall be without recourse and without representation or warranty, either express or implied.

            10.11 Information. Agent agrees to provide the Banks promptly upon request with the following credit information during the term of the
Loans: (a) accrual status; and (b) status of payments of principal, interest, and fees for the Revolving and Operating Loans. Agent also agrees to provide the Banks promptly after receipt thereof with financial statements and other documents received by Agent from Borrower or Banks under the Loan Documents except where Borrower is obligated to deliver such statements and other documents directly to the Banks under the terms of the Loan Documents.


                                  SECTION 11

                                 MISCELLANEOUS

            11.01 Assignment. Borrower may not assign, pledge, transfer, hypothecate or otherwise dispose of its rights or obligations under this Agreement without all of the Banks' prior written consent. A breach of this provision, directly or indirectly, also shall be a Default and shall not vest any rights in the purported transferee. The Banks each agree that they will not sell, transfer, encumber, or assign all or any part of their interest in the Loans without the prior written approval of the Agent, which approval shall not be unreasonably withheld. However, the Banks each may assign their interest in the Loans or sell participation or syndication interests in the Loans without the consent or approval of Borrower.

            11.02 Successors and Assigns. This Agreement and the Notes shall benefit and be binding upon the respective successors and assigns of the Banks and Borrower.

            11.03 Conflict. The terms and conditions of this Agreement, the Notes, the Banker's Acceptance Agreement, and the other Loan Documents are intended to complement and supplement each other and are to be construed so as to be consistent and complementary but in the event of direct conflict, the terms and conditions of this Agreement shall prevail.

            11.04 Notices.  Except for requests for Advances under
Section 4.03 and 5.02 hereof, any notice required or allowed hereunder shall be effective only if given in writing by certified mail, return receipt requested, or by courier delivery where a receipt is obtained, at the address stated above or at such other address as a party hereafter may state by written notice.

            11.05 Captions. The captions are merely for convenience and are not a substantive part of this Agreement.

            11.06 Recitals. The recitals are incorporated into this Agreement by this reference.

            11.07 Exhibits. The exhibits are incorporated into this Agreement by this reference.

            11.08 Complete and Final Agreement. This Agreement is the complete and final agreement of the parties superseding all previous oral and written agreements and understandings and no provision can or will be waived or modified by conduct or oral agreement either before or after execution of this Agreement. There is no ambiguity in this Agreement which would justify the use of parol evidence.

            11.09 Modifications, Consents and Waivers. No failure or delay on the part of the Agent or any Bank in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power under any Loan Document preclude any other or future exercise thereof or the exercise of any other right or power. The remedies provided in the Loan Documents are cumulative and are not exclusive of any remedies provided by law. No amendment, modification or waiver of any provision of any Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed or consented to by the Requisite Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in
Section 3; (ii) increase the Commitment of any Bank or subject the Banks to any additional obligation; (iii) reduce the principal of, or interest on, the Notes or any fees hereunder; (iv) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder; (v) take any action which requires the signing of all the Banks pursuant to the terms of any Loan Document; (vi) change the percentage of the Commitments, or the number of Banks, which shall be required for the Banks or any of them to take any action under any Loan Document; or (vii) amend, modify or waive
Sections 7.05, 7.08 through 7.15, or this Section 11.09; and, provided, further, that no amendment, modification, waiver or consent shall, unless in writing and signed by Agent, in addition to the Banks required hereinabove to take such action, affect the rights and duties of Agent under any Loan Document. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            11.10 Right of Setoff. Upon the occurrence of a Default, the Banks shall have the right, but not the obligation, to setoff and apply all deposits of every kind held by the Banks and their affiliates or obligations owed by the Banks and their affiliates to Borrower against the Indebtedness and obligations of Borrower under this Agreement, the Notes and the other Loan Documents.

            11.11 Governing Law; Jurisdiction; Attorney's Fees. Washington law shall govern construction and enforcement of this Agreement, the Notes and the other Loan Documents. If suit or action should be instituted to enforce the terms of this Agreement, the Notes, the Loan Documents or any of them, the prevailing party shall be entitled to such sum from the other party as the court shall adjudge reasonable attorney's fees at trial, on appeal or on any review thereof.

            11.12 Consent to Jurisdiction; Waiver of Immunities. Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to any Loan Document and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum.

            11.13 Severability. If any provision of this Agreement is hereafter determined to be illegal or unenforceable, that provision shall be deemed deleted without invalidating the remaining provisions and, to the extent permitted by law, Borrower waives any provision of law which renders any provision illegal or unenforceable.

            11.14 Other Debt. Borrower expressly agrees that the payment and performance of the Indebtedness evidenced by this Agreement, the Notes and the other Loan Documents shall not be inferior or subordinate to, but rather shall rank no less than pari passu with, all other Indebtedness of Borrower, except to the extent such other Indebtedness shall be secured by a Lien described in
Section 7.11 hereof.

            11.15 Computation of Time Periods. In the computation of periods of time from a date to a later date, "from" means "from and including" and "to" and "until" each means "to but excluding."

            11.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be deemed a single original.

            11.17 Notice.  Borrower is hereby given the following notice:

                 ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN
                    MONEY, EXTEND CREDIT OR TO FORBEAR FROM
                    ENFORCING REPAYMENT OF A DEBT ARE NOT
                ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF the parties have executed and delivered this Amended and Restated Credit Agreement on the date first written above.


BANKS:

SEATTLE-FIRST NATIONAL BANK,
in its capacity as Bank



By
      Its


UNITED STATES NATIONAL BANK OF
OREGON



By
      Its


AGENT:

SEATTLE-FIRST NATIONAL BANK,
in its capacity as Agent



By
      Its


BORROWER:

UNITED GROCERS, INC.



By /s/ Alan C. Jones
      Its President

                                   Exhibit A

                             AMENDED AND RESTATED
                         BANKER'S ACCEPTANCE AGREEMENT


            This Amended and Restated Banker's Acceptance Agreement (this "Agreement") is entered into as of this 31st day of May, 1995, by the undersigned pursuant to the Amended and Restated Credit Agreement of even date herewith (the "Credit Agreement") among United Grocers, Inc. ("Customer"), United States National Bank of Oregon ("U.S. Bank") and Seattle-First National Bank ("Seafirst") (collectively, the "Banks") and Seafirst as "Agent" for the Banks. This Agreement amends and restates that certain prior Banker's Acceptance Agreement made by and among the parties hereto as of July 31, 1991.

            In consideration of the Banks accepting in accordance with the Credit Agreement drafts drawn on the Banks by Customer, Customer hereby agrees as follows:

            1. Credit Agreement. All of the terms of the Credit Agreement are incorporated herein by this reference. All terms capitalized in this Agreement shall have the meaning ascribed to such terms in the Credit Agreement.

            2. Warranties. With respect to each draft presented for acceptance, Customer warrants and agrees that:

                  (a) Each draft presented for acceptance and discounting will be an Eligible Draft. "Eligible Draft" means a draft that is eligible for discount under the Federal Reserve Act (12 U.S.C. Section 372) and is eligible for purchase under rules and regulations established from time to time by the Federal Reserve Bank of New York.

                  (b) The draft will grow out of one or more transactions involving the importation or exportation of goods or will grow out of one or more transactions involving the domestic shipment of goods, or the draft will be secured throughout the life of the draft by warehouse receipts or similar documents conveying or securing title and covering readily marketable staples.

                  (c) Completion of each transaction related to a draft is anticipated to occur on or before the maturity date of such draft.

                  (d) The maturity of each draft will be consistent with the period usually and reasonably necessary to finance transactions of such kind.

                  (e) Customer holds a sales contract, purchase order or letter of credit for each transaction underlying the acceptance, and holds shipping documents conveying or securing title to the goods shipped.

                  (f) No drafts other than the presented draft have been or shall be outstanding with respect to goods covered by any presented draft.

                  (g) The draft is payable in United States dollars and its amount does not exceed the lesser of the sales price or fair market value of the goods and the tenor of the draft does not exceed 92 days' sight to run.

                  (h) If a draft is accepted by the Banks and discounted, the proceeds will be used solely to finance and consummate the shipping or storage of the goods.

                  (i) The information furnished the Banks by Customer upon request for financing is true and complete.

                  (j) No security interest in the goods pertaining to the drafts shall be granted by Customer to any party except the Banks and there will be no other financing of such goods outstanding during the life of the accepted draft related thereto.

                  (k) The minimum amount of any draft issued by either Bank shall be $500,000 and all drafts shall be in even multiples of $500,000. All drafts issued by a Bank in response to a request from Customer shall be in equal amounts to the other Bank.

            3. Requests for Financing. Each request for a draft should be made to:

                  Seattle-First National Bank
                  Seafirst Agency Services
                  Columbia Seafirst Center
                  701 Fifth Avenue, 16th Floor
                  Seattle, WA 98104
                  Attention:  Brenda Little, Agency Officer

or to such other place as Agent may designate. Such requests may be oral, telephonic, telegraphic, electronic, or in writing in the format described in
Schedule 1 attached hereto. If a request is made orally or by telephonic communication, written confirmation must be received by Agent at the above address before 11:00 a.m. of the day on which the oral or telephonic communication request was made. All requests must be by persons authorized to make such requests by Customer as shown on Exhibit B to the Credit Agreement or any substitute or additional personnel hereafter specified in writing by Customer. The Banks may act in reliance upon any oral, telephonic, or written request believed in good faith to have been authorized by any of the persons identified on Exhibit B to the Credit Agreement. The Banks shall not be responsible for (a) any loss, costs, or expenses incurred by Borrower in connection with any drafts, documents, or instruments delivered by Borrower to either Bank in connection herewith; (b) any default, negligence, misfeasance, suspension, insolvency, or bankruptcy, of any correspondent or agent of either Bank to whom any such drafts, documents, or instruments may be entrusted; (c) any loss or delay, in transmission or otherwise, on any such drafts; documents, or instruments or the proceeds thereof; or (d) any delay, interruption, omission, or error in transmission or delivery of any message.

            4. Completion of Drafts. At Customer's option, by providing the Banks with presigned, prenumbered but otherwise blank drafts, Customer authorizes Banks to complete such drafts from time to time on Customer's behalf in accordance with Customer's instructions. Banks each will acknowledge receipt of all such incomplete drafts received by it and hold them in safekeeping prior to completion.

            5. Disbursement. Banks will deposit the net proceeds of each draft accepted and discounted by it to Customer's account Number 020-0011-757 with U.S. Bank's Main branch in Portland, or such other account as Customer may designate in writing. The net proceeds of a draft shall be the face amount of the draft less the applicable Discount and less the Acceptance Commission.

            6. Payment. Customer agrees to pay Agent at its head office in Seattle, or such other place as Agent may instruct in United States currency the following:

                  (a) the face amount of each draft accepted by either Bank payable on maturity of the draft in immediately available funds;

                  (b) the Banks' applicable fees or commissions in effect at the time of the service for which they are charged, payable on demand;

                  (c) all costs and expenses, including wire charges, courier charges, postage, and reasonable attorney fees and legal costs, incurred by either Bank in connection with any draft accepted by, either Bank or in connection with this Agreement, payable on demand; and

                  (d) interest on any of the above amounts not paid when due from the date due until paid at the highest rate permitted by law not exceeding the Seafirst Prime Rate (changing as the Seafirst Prime Rate changes) plus 2 percent per annum, payable on demand.

            7.    Covenants.  Customer agrees as follows:

                  (a) To maintain complete and accurate records and books of account concerning the transactions giving rise to any drafts accepted by either Bank.

                  (b) To permit the Agent, the Banks or their respective agents to examine or inspect Customer's books and records of account at such reasonable times as they may request.

                  (c) To provide the Banks with such information as Banks may reasonably request with respect to the Customer's financial condition, the transaction giving rise to any draft, or any of the matters provided for herein.

                  (d) To procure promptly any necessary licenses for the shipment of, or for the payment for, the goods constituting the subject matter of the draft and to comply with all domestic laws, regulations, and orders relating to the transactions out of which the drafts arise.

                  (e) To maintain in good condition and repair all goods constituting the subject matter of the draft and to insure the same, and Customer's records and writings evidencing or relating to such goods, against all risks normally insured against in Customer's business or in the particular transaction or as Banks may reasonably require, and to assign to or make the loss payable to the Agent or Banks if the Banks so request.

                  (f) Upon request, to furnish the Banks with such trade documents and other evidence deemed necessary by the Banks to establish that the presented draft is an Eligible Draft.

                  (g) To indemnify the Banks from: (i) all loss or damage to either Bank arising out of their acceptance of, or any other action taken by either Bank in connection with, the drafts other than loss or damage resulting from such Bank's gross negligence or willful misconduct, and (ii) all costs and expenses (including reasonable legal expenses and attorneys' fees whether on trial or appeal) arising out of either Bank's acceptance of the drafts or incident to the collection of amounts owed by Customer on the drafts or the enforcement of the Banks' rights.

                  (h) To indemnify the Banks from any penalties and/or reserve assessments, both current and retroactive, which the Banks or either of them may from time to time be required to pay by any branch, agency, or department of the federal government in connection with any draft if the draft is accepted and it is later determined that such draft is not an Eligible Draft.

            8. Events of Default. The occurrence of any of the following shall constitute an Event of Default:

                  (a) Customer fails to pay when due any obligation hereunder or otherwise owing to Seafirst or U.S. Bank;

                  (b)   Customer breaches any other covenant herein;

                  (c) Any oral or written representation, warranty, or other statement made by Customer to the Banks shall prove false or materially misleading; or

                  (d)   A Default occurs under the Credit Agreement.

Upon any Event of Default, at the Banks' option, the Banks may declare any and all indebtedness owing by Borrower with respect to a draft to be immediately due and payable without notice or demand and/or exercise any right or remedy available at law and shall have all rights specified under the Credit Agreement.

            9. Authority. The termination of authority granted to any of the Banks' employees or Customer's employees at any time designated to act for any purpose on any Bank's behalf or Customer's behalf hereunder, shall not affect any action taken by such employee prior to receipt by the Banks or by Customer, as the case may be, of written notice terminating such employee's authority.

            10. Modifications. Customer agrees that in the event of any mutually agreed modification of the terms of any draft, this Agreement shall be effective with respect to such draft as modified.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              BANKS:

                              UNITED STATES NATIONAL BANK
                                OF OREGON


                              By
                              Title


                              SEATTLE-FIRST NATIONAL BANK


                              By
                              Title


                              CUSTOMER:

                              UNITED GROCERS, INC.



                              By
                              Title

                                  Schedule 1

                                                        Date:



Seattle-First National Bank
Seafirst Agency Services
Columbia Seafirst Center
701 Fifth Avenue, 16th Floor
Seattle, WA  98104
Attention:  Brenda Little, Agency Officer

      Subject: AMENDED AND RESTATED BANKER'S ACCEPTANCE AGREEMENT DATED AS OF May 31, 1995

Ladies and Gentlemen:

            This confirms our conversation with                    on
            , 19____, in which we requested that you execute draft(s) in your possession in the face amount described below for Seafirst which will be utilized for the creation of banker's acceptance(s) and that you likewise instruct United States National Bank of Oregon to execute drafts, in an identical face amount, in its possession for the same purpose. Said banker's acceptance are to be discounted with the net proceeds credited to our account no. 020-0011-757 with United States National Bank of Oregon.

            These banker's acceptances cover the financing of the [CHOOSE ONE: imported shipments/exported shipments/domestic shipments] of goods described below. We certify that no other financing is outstanding on these transactions. At your request we shall provide you with copies of invoices, bills of lading, and other pertinent shipping information to evidence the shipments listed. All shipments are invoiced from our Milwaukie, Oregon, headquarters.

                    Amounts:  Seafirst $US
                              U.S.  Bank $US
                              Total Amount:  $

                    Date:
                    Maturity:
                    Tenor:                      days
                    All In Rate:  ____ percent per annum

US$ Amount  Shipped To (State)*           Commodity

*     If shipped within Oregon, city must be specified.

                                    UNITED GROCERS, INC.


                                    By
                                          Authorized Signature

                                   Exhibit B


                    Officers Authorized to Request Advances


            NAME                          OFFICE

            Alan C. Jones                       President, Secretary

            George P. Fleming             Assistant Secretary

            John W. White                       Vice President

                                  EXHIBIT C-1

                       [REVOLVING LINE NOTE (SEAFIRST)]

                             AMENDED AND RESTATED
                                PROMISSORY NOTE


$18,750,000                                                Seattle, Washington
                                                               May 31, 1995

            For value received, UNITED GROCERS, INC., an Oregon corporation ("Borrower"), promises to pay to the order of SEATTLE-FIRST NATIONAL BANK, a national banking association ("Seafirst) at its offices at 701 Fifth Avenue, Seattle, Washington 98104, or at such other address as the holder of this Note may designate in writing, the principal amount of each Advance made to Borrower by Seafirst, as agent for itself, under Section 4.01 of the Amended and Restated Credit Agreement of even date herewith between Borrower, Seafirst, and United States National Bank of Oregon (the "Credit Agreement"), payable on the last day of the Interest Period for such Advance, together with interest from the date hereof as follows: (a) interest on the outstanding balances of all Seafirst Prime Loans at the Seafirst Prime Rate monthly in arrears on the first day of each and every calendar month and in no event later than the applicable Maturity Date, and (b) interest on the outstanding balances of all LIBOR Loans at the LIBOR Rates applicable thereto on the expiration of the applicable Interest Period or in the case of an Interest Period of six (6) months, each three- (3-) month anniversary of the commencement of that Interest Period, or at the applicable Maturity Date, whichever first occurs.

            Notwithstanding the foregoing, all Advances and all interest shall be due and payable no later than the applicable Maturity Date. All payments shall be applied in accordance with Section 6.11 of the Credit Agreement.

            Upon the occurrence of a Default, as defined in the Credit Agreement, the holder of this Note may declare the entire amount owing under this Note immediately due and payable. All amounts not paid when due shall bear interest at the "Default Rate" specified in the Credit Agreement. The failure of the holder of this Note promptly to exercise the holder's rights hereunder in the event any default shall not constitute a waiver of such rights while such default continues nor a waiver of such rights in connection with any future default. Borrower hereby waives presentment, demand, notice, and protest.

            In the event the holder of this Note retains an attorney(s) for the purpose of collecting the indebtedness evidenced by this Note, Borrower shall pay holder's reasonable attorney fees and collection costs, even though no civil action is filed on this Note. If an action is filed, Borrower shall pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorney fees in the action, including any appeal, along with statutory costs and disbursements and together with interest on said sums at the Default Rate from the date the fees, costs, and disbursements are incurred.

            This Note is governed in all respects by the terms of the Credit Agreement, as amended from time to time. The combined outstanding principal balances owed on this Note drawn by Borrower pursuant to the Credit Agreement may not exceed at any one time $18,750,000. All terms capitalized herein shall have the meaning ascribed to such terms in the Credit Agreement. This Note continues, amends and restates that prior Promissory Note made by Borrower in favor of Seafirst as of March 13, 1992, as the same was amended from time to time thereafter.


                        UNITED GROCERS, INC.


                              By /s/ Alan C. Jones
                                    Its President


                              By  /s/ John W. White
                                    Its Vice President

                                  EXHIBIT C-2

                       [REVOLVING LINE NOTE (U.S. BANK)]

                              AMENDED AND RESTATE
                                PROMISSORY NOTE

$18,750,000                                                Seattle, Washington
                                                                  May 31, 1995


            For value received, UNITED GROCERS, INC., an Oregon corporation ("Borrower"), promises to pay to the order of UNITED STATES NATIONAL BANK OF OREGON, a national banking association ("U.S. Bank"), through SEATTLE-FIRST NATIONAL BANK, a national banking association ("Seafirst"), as agent for U.S. Bank, at the offices of Seafirst at 701 Fifth Avenue, Seattle, Washington 98104, or at such other address as the holder of this Note may designate in writing, the principal amount of each Advance made to Borrower by U.S. Bank through Seafirst, as agent for U.S. Bank, under Section 4.01 of the Amended and Restated Credit Agreement of even date herewith between Borrower, Seafirst, and U.S. Bank ("Credit Agreement"), payable on the last day of the Interest Period for such Advance, together with interest from the date hereof as follows: (a) interest on the outstanding balances of all Seafirst Prime Loans at the Seafirst Prime Rate monthly in arrears on the first day of each and every calendar month and in no event later than the applicable Maturity Date, and (b) interest on the outstanding balances of all LIBOR Loans at the LIBOR Rates applicable thereto on the expiration of the applicable Interest Period, or in the case of an Interest Period of six (6) months, each three- (3-) month anniversary of the commencement of that Interest Period, or at the applicable Maturity Date, whichever first occurs.

            Notwithstanding the foregoing, all Advances and all interest shall be due and payable no later than the applicable Maturity Date. All payments shall be applied in accordance with Section 6.11 of the Credit Agreement.

            Upon the occurrence of a Default, as defined in the Credit Agreement, the holder of this Note may declare the entire amount owing under this Note immediately due and payable. All amounts not paid when due shall bear interest at the "Default" Rate" specified in the Credit Agreement. The failure of the holder of this Note promptly to exercise the holder's rights hereunder in the event of any default shall not constitute a waiver of such rights while such default continues nor a waiver of such rights in connection with any future default. Borrower hereby waives presentment, demand, notice, and protest. In the event the holder of this Note retains an attorney(s) for the purpose of collecting the indebtedness evidenced by this Note, Borrower shall pay holder's reasonable attorney fees and collection costs, even though no civil action is filed on this Note. If an action is filed, Borrower shall pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorney fees in the action, including any appeal, along with statutory costs and disbursements and together with interest on said sums at the Default Rate from the date the fees, costs, and disbursements are incurred.

            This Note is governed in all respects by the terms of the Credit Agreement, as amended from time to time. The combined outstanding principal balances owed on this Note drawn by Borrower pursuant to the Credit Agreement may not exceed at any one time $18,750,000. All terms capitalized herein shall have the meaning ascribed to such terms in the Credit Agreement. This Note continues, amends and restates that prior Promissory Note made by Borrower in favor of U.S. Bank as of March 13, 1992, as the same was amended from time to time thereafter.


                              UNITED GROCERS, INC.



                                    By /s/ Alan C. Jones
                                          Its President



                                    By /s/ John W. White
                                          Its Vice President

                                  EXHIBIT D-1

                       [OPERATING LINE NOTE (SEAFIRST)]

                             AMENDED AND RESTATED
                                PROMISSORY NOTE

$18,750,000                                                Seattle, Washington
                                                               May 31, 1995


            For value received, UNITED GROCERS, INC., an Oregon corporation ("Borrower"), promises to pay to the order of SEATTLE-FIRST NATIONAL BANK, a national banking association ("Seafirst"), at its offices at 701 Fifth Avenue, Seattle, Washington 98104, or at such other address as the holder of this Note may designate in writing, the principal amount of each Advance made to Borrower by Seafirst as agent for itself, under Section 4.02 of the Amended and Restated Credit Agreement of even date herewith between Borrower, Seafirst, and United States National Bank of Oregon (the "Credit Agreement"), payable on the last day of the Interest Period for such Advance, together with interest from the date hereof as follows: (a) interest on the outstanding balances of all Seafirst Prime Loans at the Seafirst Prime Rate monthly in arrears on the first day of each and every calendar month and in no event later than the applicable Maturity Date, (b) interest on the outstanding balances of all LIBOR Loans at the LIBOR Rates applicable thereto on the expiration of the applicable Interest Period or at the applicable Maturity Date, whichever first occurs, and (c) all amounts owing with respect to BA Loans in accordance with Section 4.07 of the Credit Agreement.

            Notwithstanding the foregoing, all Advances and all interest shall be payable no later than the applicable Maturity Date. All payments shall be applied in accordance with Section 6.11 of the Credit Agreement.

            Upon the occurrence of a Default, as defined in the Credit Agreement, the holder of this Note may declare the entire amount owing under this Note immediately due and payable. All amounts not paid when due shall bear interest at the "Default Rate" specified in the Credit Agreement. The failure of the holder of this Note promptly to exercise the holder's rights hereunder in the event of any default shall not constitute a waiver of such rights while such default continues nor a waiver of such rights in connection with any future default. Borrower hereby waives presentment, demand, notice, and protest.

            In the event the holder of this Note retains an attorney(s) for the purpose of collecting the indebtedness evidenced by this Note, Borrower shall pay holder's reasonable attorney fees and collection costs, even though no civil action is filed on this Note. If an action is filed, Borrower shall pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorney fees in the action, including any appeal, along with statutory costs and disbursements and together with interest on said sums at the Default Rate from the date the fees, costs, and disbursements are incurred.

            This Note is governed in all respects by the terms of the Credit Agreement, as amended from time to time. The combined outstanding principal balances owed on this Note drawn by Borrower pursuant to the Credit Agreement may not exceed at any one time $18,750,000. All terms capitalized herein shall have the meaning ascribed to such terms in the Credit Agreement. This Note continues, amends and restates that prior Promissory Note made by Borrower in favor of Seafirst as of March 13, 1992, as the same was amended from time to time thereafter.


                              UNITED GROCERS, INC.



                                    By /s/ Alan C. Jones
                                          Its President



                                    By /s/ John W. White
                                          Its Vice President

                                  EXHIBIT D-2

                       [OPERATING LINE NOTE (U.S. BANK)]
                             AMENDED AND RESTATED
                                PROMISSORY NOTE

$18,750,000                                                Seattle, Washington
                                                                  May 31, 1995


            For value received, UNITED GROCERS, INC., an Oregon corporation (Borrower"), promises to pay to the order of UNITED STATES NATIONAL BANK OF OREGON, a national banking association ("U.S. Bank"), through SEATTLE-FIRST NATIONAL BANK, a national banking association ("Seafirst"), as agent for U.S. Bank, at the offices of Seafirst at 701 Fifth Avenue, Seattle, Washington 98104, or at such other address as the holder of this Note may designate in writing, the principal amount of each Advance made to Borrower by U.S. Bank through Seafirst, as agent for U.S. Bank, under Section 4.02 of the Amended and Restated Credit Agreement of even date herewith between Borrower, Seafirst, and U.S. Bank (the "Credit Agreement"), payable on the last day of the Interest Period as for such Advance, together with interest from the date hereof as follows: (a) interest on the outstanding balances of all Seafirst Prime Loans at the Seafirst Prime Rate monthly in arrears on the first day of each and every calendar month and in no event later than the applicable Maturity Date, (b) interest on the outstanding balances of all LIBOR Loans at the LIBOR Rates applicable thereto on the expiration of the applicable Interest Period or at the applicable Maturity Date, whichever first occurs, and (c) all amounts owing with respect to BA Loans in accordance with Section
4.07 of the Credit Agreement.

            Notwithstanding the foregoing, all Advances and all interest shall be due and payable no later than the applicable Maturity Date. All payments shall be applied in accordance with Section 6.11 of the Credit Agreement.

            Upon the occurrence of a Default, as defined in the Credit Agreement, the holder of this Note may declare the entire amount owing under this Note immediately due and payable. All amounts not paid when due shall bear interest at the "Default Rate" specified in the Credit Agreement. The failure of the holder of this Note promptly to exercise the holder's rights hereunder in the event of any default shall not constitute a waiver of such rights while such default continues nor a waiver of such rights in connection with any future default. Borrower hereby waives presentment, demand, notice and protest.

            In the event the holder of this Note retains an attorney(s) for the purpose of collecting the indebtedness evidenced by this Note, Borrower shall pay holder's reasonable attorney fees and collection costs, even though no civil action is filed on this Note. If an action is filed, Borrower shall pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorney fees in the action, including any appeal, along with statutory costs and disbursements and together with interest on said sums at the Default Rate from the date the fees, costs, and disbursements are incurred.

            This Note is governed in all respects by the terms of the Credit Agreement, as amended from time to time. The combined outstanding principal balances owed on this Note drawn by Borrower pursuant to the Credit Agreement may not exceed at any one time $18,750,000. All terms capitalized herein shall have the meaning ascribed to such terms in the Credit Agreement. This Note continues, amends and restates that prior Promissory Note made by Borrower in favor of U.S. Bank as of March 13, 1992, as the same was amended from time to time thereafter.


                              UNITED GROCERS, INC.



                                    By /s/ Alan C. Jones
                                          Its President



                                    By /s/ John W. White
                                          Its Vice President

                                   EXHIBIT E

                       [OVERNIGHT LINE NOTE (U.S. BANK)]

                             AMENDED AND RESTATED
                                PROMISSORY NOTE

$10,000,000                                                Seattle, Washington
                                                               May 31, 1995


            For value received, UNITED GROCERS, INC., an Oregon corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL BANK OF OREGON, a national banking association ("U.S. Bank"), at its offices at 321 S.W. 6th Ave., Portland, Oregon 97204, or at such other address as the holder of this Note may designate in writing, the principal amount of each Advance made to Borrower by U.S. Bank under Section 5.01 of the Amended and Restated Credit Agreement of even date herewith between Borrower, Seattle-First National Bank, and U.S. Bank (the "Credit Agreement") payable on the last day of the Interest Period for such Advance, together with interest from the date hereof as follows: (a) interest on the outstanding balances of all U.S. Bank Prime Loans at the U.S. Bank Prime Rate monthly in arrears on the first day of each and every calendar month and in no event later than the applicable Maturity Date, and (b) interest on the outstanding balances of all Interim Loans at the Interim Rates at the end of the applicable Interest Period and in no event later than the applicable Maturity Date.

            Notwithstanding the foregoing, all Advances and all interest shall be due and payable no later than the applicable Maturity Date. All payments shall be applied in accordance with Section 6.11 of the Credit Agreement.

            Upon the occurrence of a Default, as defined in the Credit Agreement, the holder of this Note may declare this entire amount owing under this Note immediately due and payable. All amounts not paid when due shall bear interest at the "Default Rate" specified in the Credit Agreement. The failure of the holder of this Note promptly to exercise the holder's rights hereunder in the event of any default shall not constitute a waiver of such rights while such default continues nor a waiver of such rights in connection with any future default. Borrower hereby waives presentment, demand, notice, and protest.

            In the event the holder of this Note retains an attorney(s) for the purpose of collecting the indebtedness evidenced by this Note, Borrower shall pay holder's reasonable attorney fees and collection costs, even though no civil action is filed on this Note. If an action is filed, Borrower shall pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorney fees in the action, including any appeal, along with statutory costs and disbursements and together with interest on said sums at the Default Rate from the date the fees, costs, and disbursements are incurred.

            This Note is governed in all respects by the terms of the Credit Agreement, as amended from time to time. The combined outstanding principal balances owed on this Note drawn by Borrower pursuant to the Credit Agreement may not exceed at any one time $10,000,000. All terms capitalized herein shall have the meaning ascribed to such terms in the Credit Agreement. This Note continues, amends and restates that prior Promissory Note made by Borrower in favor of Security Pacific Bank Oregon as of March 13, 1992, as the same was assigned and amended from time to time thereafter.

                        UNITED GROCERS, INC.


                              By /s/ Alan C. Jones
                                    Its President


                              By /s/ John W. White
                                    Its Vice President